Exhibit 4.1
                                                                   -----------









                                CREDIT AGREEMENT

                                  dated as of
                                 April 5, 2002




                                     among




                              MEREDITH CORPORATION,
                                  as Borrower

                           The Lenders Listed Herein,

                              FLEET NATIONAL BANK,
                   as Administrative Agent and Issuing Lender

                                 BANK ONE, NA
                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                        each as Co-Syndication Agent


                                      and



                        SUNTRUST BANK, CENTRAL FLORIDA,
                             NATIONAL ASSOCIATION,
                            as Documentation Agent



                          with FLEET SECURITIES, INC.
                         having acted as Lead Arranger










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                                CREDIT AGREEMENT
                                ----------------



CREDIT AGREEMENT, dated as of April 5, 2002, by and among MEREDITH CORPORATION (the "Borrower"), an Iowa corporation having its principal place of business at 1716 Locust Street, Des Moines, Iowa 50309, the financial institutions listed on Schedule I hereto from time to time (the "Lenders"), FLEET NATIONAL BANK, as Administrative Agent and as Issuing Lender, BANK ONE, NA and WELLS FARGO BANK, NATIONAL ASSOCIATION, each as Co-Syndication Agent, and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Documentation Agent.

The parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS


SECTION 1.01.  Definitions.

The following terms shall, for all purposes of this Agreement have the meanings set forth herein:

"Acceding Lender" has the meaning set forth in Section 9.06(a).

"Acquisition" means any transaction, or any series of related transactions, in which the Borrower or any of its Subsidiaries (a) acquires any business or all or any substantial part of the Property of any Person or any division or other business unit thereof, whether through purchase of assets, merger or otherwise,
(b) directly or indirectly acquires ownership or control of at least a majority (in number of votes) of the voting interests of any Person, or (c) directly or indirectly acquires ownership or control of at least a majority of the Equity Interests of any Person.

"Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

"Administrative Agent" means Fleet National Bank, not in its individual capacity, but acting as agent for the Lenders and the Issuing Lender.

"Administrative Agent's Fee Letter" means that certain letter agreement, dated February 13, 2002, by and among the Borrower, the Administrative Agent and Fleet Securities, Inc., relating to certain fees from time to time payable by the Borrower to the Administrative Agent, together with all amendments and modifications thereto.

"Affected Lender" has the meaning set forth in Section 9.07.

"Affiliate" means, with respect to any Person, any other Person (a) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, or (b) that directly or indirectly owns or controls

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

more than 20% of any class of the Capital Stock of, or Equity Interests in, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of such other Person. For purposes of this Agreement and the other Loan Documents, (i) the Borrower shall not be or be deemed to be an Affiliate of any of the Borrower's Subsidiaries, except Finsub, (ii) none of the Subsidiaries of the Borrower, except Finsub, shall be or be deemed to be an Affiliate of the Borrower or of any of the other Subsidiaries of the Borrower, and (iii) neither the Agents nor the Lenders shall be or be deemed to be an Affiliate of the Borrower or of any of its Subsidiaries.

"Affiliate Transaction" has the meaning set forth in Section 6.19.

"Agents" means, collectively, the Administrative Agent, the Co-Syndication Agents and the Documentation Agent.

"Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

"Amount" means, with respect to any Acquisition, all consideration paid in respect thereof, including consideration in the form of cash, Property (as valued at the time of such Acquisition), or the assumption of Debt or other obligations or liabilities.

"Ancillary Documents" means, collectively, (a) the Receivables Program Documents, (b) the Senior Financing Documents, (c) all Instruments pursuant to which the Other Debt is evidenced or outstanding, and (d) all other Instruments that shall from time to time be identified by the Borrower and the Administrative Agent in writing as "Ancillary Documents" for purposes of this Agreement and the other Loan Documents.

"Applicable Commitment Fee Rate" means a percentage, per annum determined by reference to the Consolidated Leverage Ratio in effect from time to time as set forth in the pricing grid below, and determined in the same manner and at the same time as the Applicable Margin is determined pursuant to and otherwise in accordance with Section 2.05(a):

                                                       Applicable
                Consolidated Leverage                  Commitment
                        Ratio                           Fee Rate
          ----------------------------------           ----------
          Greater than or equal to 3.00:1.00             0.225%

          Greater than or equal to 2.50:1.00
            but less than 3.00:1.00                      0.200%

          Greater than or equal to 2.00:1.00
            but less than 2.50:1.00                      0.175%

          Greater than or equal to 1.50:1.00
            but less than 2.00:1.00                      0.150%

          Less than 1.50:1.00                            0.125%



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

"Applicable Law" means, in relation to any Person or its Property, statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority, in each case, applicable to or binding upon such Person or any of its Property.

"Applicable Margin" has the meaning set forth in Section 2.05(a).

"Assignee" has the meaning set forth in Section 10.07(c).

"Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 10.07(c) in the form attached hereto as Exhibit C.

"Attorney Costs" means and includes all reasonable and invoiced fees and disbursements of any law firm or other external legal counsel and, without duplication, the reasonable and invoiced allocated costs of internal legal counsel and other internal legal services, and all reasonable and invoiced disbursements of internal legal counsel and other internal legal services.

"Authority" has the meaning set forth in Section 9.02.

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.
Section 101, et seq.), as amended from time to time.

"Base Rate" means the greater of (a) the variable per annum rate of interest so designated from time to time by the Administrative Agent at its office in Boston, Massachusetts as its "base rate" or (b) the Federal Funds Rate plus 1/2 of 1% (i.e., 50 basis points). For purposes of determining the Base Rate for any day, changes in "base rate" and the Federal Funds Rate shall be effective on the date of such change.

"Base Rate Borrowing" means a Borrowing if the Loans under such borrowing bear or are to bear interest calculated by reference to the Base Rate.

"Base Rate Loan" means any Loan that bears or is to bear interest based on the Base Rate.

"Borrower" means Meredith Corporation, a corporation incorporated under the laws of the State of Iowa, and its successors and permitted assigns.

"Borrowing" shall mean any borrowing under the Commitments consisting of Loans made or to be made to the Borrower on the same Borrowing Date by the Lenders or the Administrative Agent pursuant to Article II. A Borrowing is a "Euro-Dollar Borrowing" if such Loans are made as Euro-Dollar Loans and a "Base Rate Borrowing" if such Loans are made as Base Rate Loans. "Borrowing" shall include any Loans made pursuant to Section 2.02(e).

"Borrowing Date" means, in relation to any Loan, the date of the borrowing of such Loan, as specified in the relevant Notice of Borrowing for such Loan.

"Broadcast Licenses" means licenses, permits, authorizations or certificates now or hereafter held by the Borrower and its Subsidiaries (including, without limitation, the Broadcast Licenses listed in Section 5.19 of the Disclosure Schedule) to construct, own, operate or promote the Stations granted by the

FCC, the administrative law courts or by any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close, so long as, if such term shall be used in relation to any Euro-Dollar Loan or any Interest Period relating thereto, on such day dealings are also carried on by and between banks in Dollar deposits in the applicable interbank market.

"Buying Lenders" shall have the meaning set forth in Section 9.06(b).

"Capital Lease" has the meaning specified in the definition of the term "Capital Lease Obligations".

"Capital Lease Obligations" means, with respect to any Person, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangements conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases (each, a "Capital Lease") on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

"Capital Stock" means (a) in the case of any corporation, any corporate capital stock of any class or series, (b) in the case of any association or business entity, any shares, interests, participations, rights or other equivalents (howsoever designated) of corporate capital stock, and (c) in the case of any partnership or limited liability company, partnership or membership interests (whether general or limited).

"CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and its implementing regulations and amendments.

"CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

"Change of Control" means any event described in Section 7.01(l).

"Change of Law" has the meaning set forth in Section 9.02.

"Closing Certificate" has the meaning set forth in Section 4.01(e).

"Closing Date" means the Borrowing Date on which the first Credit Extensions are made or to be made by the Lenders or the Issuing Lender to the Borrower hereunder.

"Co-Syndication Agents" means Bank One, NA and Wells Fargo Bank, National Association, acting as co-syndication agents for the Agents, the Lenders and the Issuing Lender.

"Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

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

"Commitment" means, with respect to each Lender, (a) the amount designated as the Commitment set forth opposite the name of such Lender on Schedule II attached hereto, or (b) as to any Lender which enters into an Assignment and Acceptance (whether as transferor Lender or as Assignee thereunder) or an Instrument of Accession, the amount of such Lender's Commitment after giving effect to such Assignment and Acceptance or upon the effectiveness of such Instrument of Accession, in each case as such amount may be reduced from time to time pursuant to Section 2.07.

"Commitment Fee" has the meaning set forth in Section 2.06(a).

"Commitment Increase Notice" shall have the meaning set forth in Section
9.06(a).

"Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Commitment divided by the Total Commitment; provided, however, that if the Commitments have terminated in full, the "Commitment Percentage" of each Lender shall be determined by dividing such Lender's Commitment in effect immediately prior to such termination by the Total Commitment in effect immediately prior to such termination.

"Compliance Certificate" has the meaning set forth in Section 6.01(c).

"Consolidated EBITDA" means, in relation to any Person and its Subsidiaries for any period, Consolidated Net Income of such Person and its Subsidiaries for such period, plus, without duplication, and only to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) provisions for income tax expense (including, without limitation, any franchise taxes imposed in lieu of income taxes), plus (b) Consolidated Interest Expense, amortization or write-off of deferred financing fees, debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt, plus (c) depreciation and amortization expense, plus (d) amortization of intangibles (including, without limitation, goodwill) and organization costs, plus (e) write-downs of goodwill or other intangibles pursuant to FASB 142, plus (f) any non-cash charges or expenses or non-cash losses, plus (g) losses on Sales of assets outside of the ordinary course of business, including losses recognized pursuant to FASB 144, plus (h) any extraordinary or non-recurring expenses or losses and minus, without duplication, and only to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary or non-recurring income or gains, plus (ii) gains on the Sales of assets outside of the ordinary course of business, including gains recognized pursuant to FASB 144, plus (iii) any other non-cash income, all as determined on a consolidated basis and in accordance with GAAP plus (iv) any Equity Interests of the Borrower or any consolidated Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

For purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (A) the Consolidated EBITDA of any Person or attributable to any business acquired by the Borrower or by any of its Subsidiaries during such period shall be included on a Pro Forma Basis for such period (as if such Acquisition were completed on the first day of such period); and (B) the Consolidated EBITDA of any Person or attributable to any business sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period shall be excluded on a Pro Forma Basis for such period (as if such disposition were completed on the first day of such period).

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"Consolidated Gross Revenues" means as applied to any Person for any period, the aggregate gross revenues of such Person for such period, as determined in accordance with GAAP.

"Consolidated Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for the Measurement Period ending on such date, to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such Measurement Period.

"Consolidated Interest Expense" means, in relation to any Person and its Subsidiaries for any period, interest expense on all Debt of such Person or of any of its Subsidiaries for such period, whether paid or accrued, all as determined on a consolidated basis in accordance with GAAP, and including: (a) interest expense in respect of Debt (including the Obligations), (b) the interest component of Capital Lease Obligations, (c) commissions, discounts and other fees and charges payable in connection with letters of credit and bankers' acceptances, (d) the net payment, if any, payable in connection with Interest Rate Protection Agreements, less the net credit, if any, received in connection with Interest Rate Protection Agreements, and (e) the amortization of all fees payable in connection with the incurrence of Debt, determined on a consolidated basis and in accordance with GAAP.

"Consolidated Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total Debt of the Borrower and its Subsidiaries as of such date, to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the Measurement Period ending on such date.

"Consolidated Net Income" means, in relation to any Person and its Subsidiaries for any period, the consolidated net income (or loss) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its consolidated Subsidiaries.

"Consolidated Total Debt" means, in relation to any Person and its Subsidiaries as at any date, the aggregate amount of all of the Debt of such Person and its Subsidiaries as at such date, determined on a consolidated basis in accordance with GAAP.

"Continuation Date" means any date on which a Euro-Dollar Loan is to be continued as a Euro-Dollar Loan for a further Interest Period, in each case, in accordance with the provisions of Section 2.14.

"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

"Covenant Determination Date" means, at any particular time, the last day of the then most recent Fiscal Quarter of the Borrower and its Subsidiaries for which financial statements of the Borrower and its Subsidiaries have been furnished to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b).



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"Conversion Date" means any date on which a Base Rate Loan is to be converted to a Euro-Dollar Loan, or Euro-Dollar Loan is to be converted to a Base Rate Loan, in each case, in accordance with the provisions of Section 2.14.

"Credit Extension" means (a) the making of any Loans to the Borrower pursuant to this Agreement, or (b) the issuance, amendment or renewal of any Letter of Credit by the Issuing Lender pursuant to this Agreement.

"Debt" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capital Leases,
(e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a bankers' acceptance, (f) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (g) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, with an expiration date more than one year from such date, (h) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all Debt of others Guaranteed by such Person, (j) all obligations of such Person in respect of Hedging Agreements, and (k) all Receivables Program Attributed Debt.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

"Default Rate" means, with respect to any Loan or other Obligation, on any day, the sum of two percent (2%), plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Euro-Dollar Loan or Base Rate Loan hereunder (irrespective of whether any such type of loans are actually outstanding hereunder).

"Disbursement Date" shall have the meaning specified in Section 3.03(b).

"Disclosure Schedule" means Schedule III hereto, dated as of the Effective Date, prepared and completed by the Borrower, and delivered by the Borrower to the Administrative Agent and the Lenders in connection with this Agreement and identified as the "Disclosure Schedule".
"Documentation Agent" means SunTrust Bank, Central Florida, National Association, in its capacity as documentation agent for the Agents, the Issuing Lender and the Lenders under this Agreement and the other Loan Documents, and any successor to such documentation agent.

"Dollars" or "$" means dollars in lawful currency of the United States of America.

"Effective Commitment Amount" shall have the meaning set forth in Section
9.06(a).

"Effective Date" means April 5, 2002, the date of this Agreement.

"Eligible Assignee" means and includes (a) any Lender or any Affiliate of any Lender, and (b) any commercial bank, insurance company, investment or mutual

                                     - 8 -

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fund or other entity that is an "accredited investor" (as defined in Regulation
D under the Securities Act of 1933) and that extends credit or buys loans as one of its businesses; provided, however, that neither the Borrower nor any of its Subsidiaries or Affiliates shall be an Eligible Assignee for purposes of this Agreement or any of the other Loan Documents.

"Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

"Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

"Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in anyway associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

"Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

"Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements, which when combined with all other Environmental Liabilities of the Borrower and its Subsidiaries is greater than $5,000,000.

"Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

"Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

"Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

"Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or

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similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

"Equity Interests" means and includes Capital Stock and all warrants, options or other rights to purchase or otherwise acquire Capital Stock (but excluding any debt securities that are convertible into, or exchangeable for, Capital Stock).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

"E. T. Meredith Family Stockholders" means (a) the lineal descendants by blood or adoption of E. T. Meredith ("descendants") and the spouses and surviving spouses of such descendants; (b) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals described in clause (a) above; and (c) any corporation, partnership, limited liability company or other business organization so long as (i) one or more individuals or entities described in clauses (a) and (b) above possess, directly or indirectly, the power to direct or cause the direction of, the management and policies of such corporation, partnership, limited liability company or other business organization and (ii) substantially all of the ownership, beneficial or other Equity Interests in such corporation, partnership, limited liability company or other business organization are owned, directly or indirectly, by one or more individuals or entities described in clauses (a) and (b) above.

"Euro-Dollar Borrowing" means a Borrowing if the Loans under such borrowing bear or are to bear interest at a rate based upon the London Interbank Offered Rate.

"Euro-Dollar Loan" means any Loan that bears or is to bear interest based on the London Interbank Offered Rate.

"Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

"Event of Default" has the meaning set forth in Section 7.01.

"FCC" means the Federal Communications Commission.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Fleet on such day on such transactions as determined by the Administrative Agent.

"Fee Letters" means (i) the Administrative Agent's Fee Letter, dated February 13, 2002, by and among the Borrower, the Administrative Agent and Fleet

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Securities, Inc., (ii) the Fee Letter, dated February 13, 2002, by and among the Borrower, the Administrative Agent and Fleet Securities, Inc. and (iii) any other fee letters delivered by the Borrower to the Administrative Agent and/or Fleet Securities, Inc.

"Fees" means, collectively, (a) the Commitment Fees, (b) the Utilization Fees,
(c) the Letter of Credit Fees, (d) all other fees payable to the Issuing Lender from time to time pursuant to Section 3.08, and (e) all other fees payable to any of the Agents or Lenders from time to time pursuant to Section 2.06. "Finsub" means a bankruptcy-remote corporation or other Person that is a Wholly Owned Subsidiary of the Borrower organized solely for the purpose of engaging in the Receivables Program.

"Fiscal Quarter" means any fiscal quarter of the Borrower.

"Fiscal Year" means any fiscal year of the Borrower.

"Fleet" means Fleet National Bank.

"Form W-8BEN" has the meaning set forth in Section 2.11(c)(iv).

"Form W-8ECI" has the meaning set forth in Section 2.11(c)(iv).

"GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

"Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any instrumentality of any of the foregoing.

"Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that, the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

"Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or, regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976,

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or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

"Hedging Agreement" means any Interest Rate Protection Agreement or any foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

"Inactive Subsidiary" means, in relation to any Subsidiary of the Borrower at any particular time, any such Subsidiary that conducts no business, holds no assets (other than insubstantial and immaterial assets), and has no liabilities (other than insubstantial and immaterial liabilities), in each case, as at such time. For purposes of this Agreement, any Inactive Subsidiary shall cease to be an "Inactive Subsidiary" if and when such Subsidiary commences the conduct of business, acquires assets (other than insubstantial and immaterial assets), or incurs liabilities (other than insubstantial and immaterial liabilities).

"Indemnified Liabilities" shall have the meaning set forth in Section 10.03(d).

"Indemnified Person" shall have the meaning set forth in Section 10.03(d).

"Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangements in respect of its creditors, generally; in each case, undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

"Instrument" means any contract, agreement, indenture, mortgage or other document or writing (whether a formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

"Instrument of Accession" shall have the meaning set forth in Section 9.06(a).

"Interest Payment Date" means (a) with respect to each Base Rate Loan, the last day of each calendar month and also the Maturity Date, and (b) with respect to each Euro-Dollar Loan, the last day of each Interest Period applicable to such Euro-Dollar Loan and also the date on which such Euro-Dollar Loan shall be repaid or prepaid; provided, however, that, if any Interest Period for any Euro-Dollar Loan exceeds three (3) months, then also the date which falls three
(3) months after the beginning of such Interest Period, and, if applicable, the last day of each three-month interval thereafter, shall also be an "Interest Payment Date".

"Interest Period" means:

     (a) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided, that:

          (i) any Interest Period (subject to clause (iii) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (iii) below, end on the last Business Day of the appropriate subsequent calendar month; and
          (iii) any Interest Period applicable to the Loans which begins before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date;

     (b) with respect to each Euro-Dollar Borrowing made pursuant to Section 2.02(e), the period commencing on the date of such Borrowing and ending seven
(7) days thereafter; and

     (c) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending the last day of the calendar month thereafter; provided, that:

          (i) any Interest Period (subject to clause (ii) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and
          (ii) any Interest Period applicable to the Loans which begins before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date.

"Interest Rate Protection Agreement" means any interest rate swap agreement, interest cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates.

"Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations, securities or any Equity Interest of such Person, capital contribution to such Person, loan or advance or other extension of credit made to such Person, making of a time deposit with such Person, Guaranty or assumption of any obligation of such Person or otherwise.

"Issuing Lender" means Fleet National Bank, in its capacity as issuer of one or more Letters of Credit pursuant to this Agreement and its successors and permitted assigns in such capacity.

"Lender" means the lending institutions listed on Schedule I hereto and any other person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 10.07 or who becomes a Lender by executing an Instrument of Accession.

"Lender Increase Notice" shall have the meaning set forth in Section 9.06(a).

"Lending Office" means, as to each Lender, its office located at its address set forth on Schedule I hereto or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

"Letter of Credit" means any letter of credit issued or to be issued by the Issuing Lender pursuant to Article III.

"Letter of Credit Amendment Application" means any application form for amendment of outstanding standby or commercial documentary letters of credit as shall from time to time be specified by the Issuing Lender.

"Letter of Credit Application" means any application form for issuances of standby or commercial documentary letters of credit as shall from time to time be specified by the Issuing Lender.

"Letter of Credit Borrowing" means any extension of credit (other than any Loan) resulting from a drawing under any Letter of Credit which shall not have been reimbursed by the Borrower on the Disbursement Date when made.

"Letter of Credit Commitment" means the commitment of the Issuing Lender hereunder to issue Letters of Credit. The Letter of Credit Commitment shall be in the amount of $30,000,000. The Letter of Credit Obligations shall not exceed in aggregate amount at any time the lesser of (a) the Total Commitment in effect at such time, minus the Loans outstanding at such time, or (b) the amount of the Letter of Credit Commitment in effect at such time.

"Letter of Credit Fees" shall have the meaning specified in Section 3.08.

"Letter of Credit Obligations" means, at any time of determination, the sum of
(a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the aggregate amount of all Letter of Credit Borrowings then outstanding.

"Letter of Credit Related Documents" means, collectively, the Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment Applications and any other Instruments or documents relating to any Letters of Credit, including the Issuing Lender's standard form documents for letter of credit issuances.

"Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guaranty, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

"Loan" means the loans made by a Lender or the Administrative Agent to the Borrower pursuant to Article II.

"Loan Documents" means this Agreement, the Notes, any other document or instrument evidencing, relating to or securing the Loans, the Letter of Credit Related Documents and the Fee Letters, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Loans, the Letter of Credit Related Documents and the Fee Letters, as such documents and instruments may be amended or supplemented from time to time.

"London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

"Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

"Material Adverse Effect" means, with respect to any event, act, development, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, development or developments, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, Property or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent, the Lenders or the Issuing Lender under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

"Maturity Date" means April 5, 2007.

"Maximum Permitted Total Debt" means, at any time of determination, the maximum aggregate amount of the Consolidated Total Debt of the Borrower and its Subsidiaries permitted as of the most recent Covenant Determination Date by the Consolidated Leverage Ratio then in effect under Section 6.03.

"Measurement Period" means any period of four consecutive Fiscal Quarters of the Borrower.

"Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

"Non-excluded Taxes" has the meaning set forth in Section 2.11(c)(i).

"Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Note" means any one of such Notes.

"Notice of Borrowing" has the meaning set forth in Section 2.02.

"Notice of Conversion/Continuation" means a written notice given by the Borrower to the Administrative Agent pursuant to Section 2.14(b).

"Obligations" means all indebtedness, obligations and liabilities of the Borrower to any of the Lenders, the Issuing Lender and the Agents, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Letter of Credit Obligations incurred under this Agreement or any other Loan Documents or other Instruments at any time evidencing any thereof.

"Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

"Other Debt" means, collectively, Debt of the Borrower under or in respect of the $200,000,000 of private placement notes outstanding on the Closing Date and listed in Section 5.04 of the Disclosure Schedule.

"Participant" has the meaning set forth in Section 10.07(b).

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Permitted Acquisition" means an Acquisition by the Borrower or any Subsidiary of the Borrower, if: (a) in the case of the acquisition of Equity Interests of any Person, immediately after giving effect to such acquisition (i) such Person is a Subsidiary; (ii) the Borrower controls such Person directly or indirectly through a Subsidiary; (iii) no Default shall have occurred and be continuing;
(iv) the line or lines of business engaged in by such Person are substantially the same as or reasonably related to the lines of business engaged in by the Borrower and its Subsidiaries on the Closing Date; and (v) such acquisition is made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired and, if necessary, the shareholders of the Person to be acquired and (b) in the case of the acquisition of assets from any Person, immediately after giving effect to such acquisition: (i) the assets acquired by the Borrower or such Subsidiary of the Borrower, shall be used by the Borrower or such Subsidiary in a line of business substantially the same as or reasonably related to the lines of business engaged in by the Borrower and its Subsidiaries on the Closing Date; and (ii) no Default shall have occurred and be continuing.

"Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

"Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

"Pro Forma Basis" means, with respect to compliance with any test or covenant for any period hereunder, compliance with such test or covenant after giving effect to any proposed Acquisition, disposition, incurrence of Debt or other action which requires compliance on a pro forma basis, using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated (a) as if such Acquisition, disposition, incurrence of Debt or other action, and any other such action which has been consummated during such period, and any Debt or other liabilities incurred in connection with any such actions, had been consummated as of the first day of such period (and assuming that such Debt bears interest during any portion of the applicable measurement period prior to the relevant action at the weighted average of the interest rates applicable to outstanding Loans during such period), and (b) otherwise in conformity with such reasonable procedures as may be agreed upon between Administrative Agent and the Borrower; provided, however, that all of the calculations referred to herein shall be in reasonable detail and shall be in form and substance reasonably satisfactory to Administrative Agent in all material respects.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

"Rate Determination Date" has the meaning set forth in Section 2.05(a).

"Receivables" shall mean all indebtedness and other obligations owed by a Person to the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by the Borrower or such Subsidiary, including the obligation to pay finance charges with respect thereto.

"Receivables Program" shall mean, collectively, (a) the sale or other transfer of, or transfer of interests in, Receivables Program Assets to Finsub in exchange for consideration equal to the fair market value of the related Receivables, (b) the sale of, transfer of interests in, or other financing of the Receivables Program Assets by Finsub to or with any purchaser or investor or any agent of any such purchaser or investor and (c) the entry by the Borrower and any Subsidiaries into such ancillary agreements, guarantees, documents or instruments as are necessary or advisable in connection with such transfers or financings, all pursuant to the Receivables Program Documents.

"Receivables Program Assets" shall mean all existing or hereafter acquired or arising Receivables of the Borrower or any Subsidiary, the Related Security with respect thereto, the collections and proceeds of such Receivables and Related Security, all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited and all other rights and payments relating to such Receivables.

"Receivables Program Attributed Debt" means, on any date of determination, the amount of obligations of Finsub to a third party (other than to the Borrower or any Subsidiary) outstanding as of such date under any Receivables Program Documents that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

"Receivables Program Documents" shall mean (i) the Receivables Sale Agreement, dated April 9, 2002, by and among Meredith Funding Corporation, Meredith Corporation and the other Originators party thereto from time to time, (ii) the Receivables Purchase Agreement, dated April 9, 2002, by and among Meredith Funding Corporation, Meredith Corporation, as servicer, Falcon Asset Securitization Corporation, the financial institutions from time to time party thereto and Bank One, NA (Main Office Chicago), as agent and (iii) all related written agreements that may from time to time be entered into by the Borrower or any Subsidiary of the Borrower, including Finsub, in connection with the

Receivables Program, as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

"Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Maturity Date either (a) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(b) redeemable at the option of the holder thereof.

"Related Security" shall mean with respect to any Receivable (a) the inventory and goods, the sale, financing or lease of which gave rise to such Receivable and all insurance contracts with respect thereto, (b) all security interests or liens and the property subject thereto purporting to secure payment of such Receivable, together with all financing statements and security agreements describing any collateral securing such Receivable, (c) all guaranties, letters of credit, insurance and other agreements or arrangements supporting or securing the payment of such Receivable, (d) all invoices, agreements, contracts, records, books and other information relating to such Receivable or the Person obligated to pay such Receivable, (e) any rights of the Borrower or any Subsidiary under any agreement, document or guaranty executed or delivered in connection with the Receivables Program, and (f) all proceeds of the foregoing.

"Replacement Lender" has the meaning set forth in Section 9.07.

"Replacement Notice" has the meaning set forth in Section 9.07.

"Required Lenders" means, at any time, Lenders holding more than fifty percent (50%) of the Total Commitment in effect at such time; provided, however, that if the Commitments shall have terminated in full, the term "Required Lenders" shall mean Lenders holding (including as a result of participations pursuant to Section 3.03) more than fifty percent (50%) of the aggregate amount of the Total Utilization at such time.
"Restricted Payments" means, in relation to the Borrower and its Subsidiaries, any declaration or payment by the Borrower or by any of its Subsidiaries of any dividends or other distributions on account of, or any payment or other distribution by the Borrower or by any of its Subsidiaries on account of the purchase, repurchase, redemption, retirement or other acquisition for value of, any Equity Interests in the Borrower.

"S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and its successors.

"Sale" means any sale, conveyance, exchange, swap, trade, transfer or other disposition of any Property, including any sale, transfer or other disposition of copyrights, trademarks and other intellectual property made by or through license agreements or other similar arrangements.

"Secretary's Certificate" has the meaning set forth in Section 4.01(f).

"Selling Lenders" has the meaning set forth in Section 9.06(b)

"Senior Financing Documents" means, collectively, the Senior Note Purchase Agreement, the Senior Notes and the Senior Note Term Sheet.

"Senior Note Financing" means the unsecured senior financing, in the maximum aggregate amount not exceeding $100,000,000, to be obtained by the Borrower through the issuance of its Senior Notes upon the terms and subject to the conditions contained in the Senior Note Term Sheet and the Senior Note Purchase Agreement.

"Senior Note Term Sheet" and "Senior Note Purchase Agreement" have the meanings specified in the definition of the term "Senior Notes".

"Senior Notes" means, collectively, the unsecured Senior Notes of the Borrower, in the maximum aggregate principal amount not exceeding $100,000,000, issued or to be issued by the Borrower upon the terms and subject to the conditions contained in (a) the Senior Note Term Sheet, dated as of February 26, 2002, delivered by SunTrust Robinson Humphrey to the Borrower (such term sheet, together with the annexes and exhibits thereto, being herein called the "Senior Note Term Sheet"), and (b) the definitive senior note purchase agreement to be executed and delivered by the Borrower and the several purchasers of the Senior Notes (such agreement, together with the schedules and exhibits thereto, each as amended from time to time, being herein called the "Senior Note Purchase Agreement").

"Settlement" means the making or receiving of payments, in immediately available funds, by the Lenders and the Administrative Agent, to the extent necessary to cause each Lender's actual share of the outstanding amount of Loans to be equal to such Lender's Commitment Percentage of the outstanding amount of such Loans, in any case where, prior to such event or action, the actual share is not so equal.

"Settlement Amount" has the meaning set forth in Section 2.13.

"Settlement Date" means (a) the Borrowing Date relating to any Notice of Borrowing, (b) at the option of the Administrative Agent, on any Business Day or (c) any Business Day on which the amount of Loans outstanding from Fleet, including Loans made pursuant to Section 2.02(e), plus Fleet's Commitment Percentage of the sum of the Letter of Credit Obligations is equal to or greater than Fleet's Commitment.

"Settlement Lender" has the meaning set forth in Section 2.13.

"Stations" means collectively, the stations listed and described in Section
1.01 of the Disclosure Schedule and any and all other television, radio or other broadcasting stations, now or hereafter acquired or controlled, directly or indirectly, by the Borrower.

"Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

"Total Commitment" means the sum of the Commitments of the Lenders, as in effect from time to time.

"Total Utilization" means at any time the sum of the aggregate principal amount of the Loans then outstanding, plus the aggregate amount of the Letter of Credit Obligations then outstanding.

"Transferee" has the meaning set forth in Section 10.07(d).

"Unencumbered Total Assets" of any Person means, at any time, total assets of such Person which are subject to any arrangement specified in 12 CFR Section 221.2(g)(1).

"Utilization Fee" has the meaning set forth in Section 2.06(b).

"Wholly Owned Subsidiary" means any Subsidiary all Equity Interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.


SECTION 1.02.  Accounting Terms and Determinations.

Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered by the Borrower to the Lenders, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (a) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (b) the Administrative Agent shall so object in writing within thirty (30) days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 6.01 hereof, shall mean the financial statements referred to in Section 5.04).


SECTION 1.03.  Use of Defined Terms.

All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.


SECTION 1.04.  Terminology.

All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


SECTION 1.05.  References.

Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                   ARTICLE II
                                   ----------

                                  THE CREDITS


SECTION 2.01.  Commitment to Lend.

Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment and in a combined amount for all Lenders not to exceed at any time outstanding the Total Commitment; provided, however, that immediately after giving effect to any Borrowing of Loans, the sum of the aggregate principal amount of all of the outstanding Loans, plus the aggregate amount of all outstanding Letter of Credit Obligations shall not exceed the Total Commitment then in effect. Each Borrowing that is a Euro-Dollar Borrowing under this
Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 and each Borrowing that is a Base Rate Borrowing under this Section 2.01 shall be in an aggregate principal amount of $2,500,000 or any larger multiple of $500,000 and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within such limits, and subject to the other terms and conditions hereof, the Borrower may borrow Loans under this Section 2.01, prepay Loans pursuant to Section 2.09 and reborrow Loans pursuant to this Section 2.01 at any time before the Maturity Date.


SECTION 2.02.  Procedure for the Borrowing of Loans, Etc.

     (a) The Borrower shall give the Administrative Agent irrevocable written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") prior to 1:00 p.m. (Boston, Massachusetts time) on the requested Borrowing Date, in the case of Base Rate Loans, and not less than two (2) Business Days prior to the requested Borrowing Date, in the case of Euro-Dollar Loans, specifying:

          (i)  the requested Borrowing Date;
          (ii)  the principal amount of the Borrowing;
          (iii) whether the Loans comprising the Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and
          (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period".

     (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing.

     (c) Not later than 2:00 p.m. (Boston, Massachusetts time) on the proposed Borrowing Date of any Loan, each Lender, severally, will make available to the Administrative Agent, at its office as specified on Schedule I, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans. Upon receipt from the each Lender of such amount, and upon the satisfaction of the conditions set forth in Article IV, to the extent applicable, the Administrative Agent will make the aggregate amount of such Loans available to the Borrower. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time on the

Borrowing Date its share of the amount of the requested Loans shall not relieve any other Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such Lender's Commitment Percentage of the amount of requested Loans.

     (d) The Administrative Agent may, unless notified to the contrary by any Lender on or prior to the Borrowing Date, assume that each Lender has made available to the Administrative Agent on such Borrowing Date the amount of such Lender's Commitment Percentage of the amount of the requested Loans to be made on such Borrowing Date, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount advanced by the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product (i) of the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Lender's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which the amount of the Lender's Commitment Percentage of such Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Borrowing Date, provided that any such payment by the Borrower shall be without prejudice to any rights that the Borrower may have against such Lender. A statement of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amounts due and owing to the Administrative Agent by such Lender.

     (e) Notwithstanding the notice and minimum amount requirements set forth in this Section 2.02 but otherwise in accordance with the terms and conditions of this Agreement, the Administrative Agent agrees to make Loans under this
Section 2.02(e) to the Borrower in an aggregate principal amount outstanding at any time not to exceed $25,000,000. The Borrower acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Agreement as if they were Loans covered by a Notice of Borrowing including, without limitation, the limitations set forth in Section
2.01 and the requirements that the applicable provisions of Article IV be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this Section 2.02(e) shall be conclusive and binding on the Borrower and the Lenders absent the Administrative Agent's bad faith, gross negligence or willful misconduct. Loans made pursuant to this Section 2.02(e) shall be Base Rate Loans or, at the request of the Borrower not less than two
(2) Business Days prior to the requested Borrowing Date, may be Euro-Dollar Loans with a seven (7) day Interest Period, and prior to Settlement, such interest shall be for the account of the Administrative Agent.

     (f) If any Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Administrative Agent as provided in this Section 2.02 or remitted by the Borrower to the Administrative Agent as provided in Section 2.11, as the case may be.

     (g) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

     (h) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans.

     (i) Notwithstanding anything to the contrary contained herein, (i) there shall not be more than nine (9) different Interest Periods outstanding at the same time applicable to the Loans that are Euro-Dollar Loans; and (ii) the proceeds of any Borrowing that is a Base Rate Borrowing shall be applied first to repay the unpaid principal amount of all Borrowings that are Base Rate Loans (if any) outstanding immediately before such Borrowing.


SECTION 2.03.  Notes.

     (a) The Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Commitment.

     (b) Upon receipt of each Lender's Note pursuant to Section 4.01, the Administrative Agent shall deliver such Note to such Lender. Each Lender shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Lender's Note, such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Lender's Notes; provided, that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrower to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.


SECTION 2.04. Maturity of Loans.

Anything herein express or implied to the contrary notwithstanding, there shall become and be absolutely and unconditionally due and payable on the Maturity Date, and the Borrower hereby promises to pay on the Maturity Date, the entire principal of each of the Loans then remaining unpaid, all of the unpaid interest accrued thereon, all of the unpaid Fees accrued hereunder and all other unpaid sums and other Obligations owing under this Agreement or any of the other Loan Documents.

SECTION 2.05.  Interest Rates.

     (a) The Applicable Margin shall be determined by reference to the Consolidated Leverage Ratio in effect from time to time as set forth in the pricing grid below; provided, however, until the Borrower delivers to the Administrative Agent the financial statements required to be delivered pursuant to Section 6.01 for the Fiscal Year ending June 30, 2002, the Applicable Margin shall not be less than the Applicable Margin which would be in effect if the Consolidated Leverage Ratio were equal to 2.50:1.00:


          Consolidated Leverage                  Base         Euro-Dollar
                  Ratio                       Rate Loans         Loans
     ----------------------------------       ----------      -----------

     Greater than or equal to 3.00:1.00           0%             1.000%

     Greater than or equal to 2.50:1.00
       but less than 3.00:1.00                    0%             0.875%

     Greater than or equal to 2.00:1.00
       but less than 2.50:1.00                    0%             0.750%

     Greater than or equal to 1.50:1.00
       but less than 2.00:1.00                    0%             0.625%

     Less than 1.50:1.00                          0%             0.500%


The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 50 days after the last day of the Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 50 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided, that (i) in the case of an Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 100 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter and (ii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Lenders the financial statements required to be delivered pursuant to Section 6.01(a) or (b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of
(A) the date on which the Borrower shall deliver to the Lenders the financial statements to be delivered pursuant to Section 6.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrower shall deliver to the Lenders annual financial statements required to be delivered pursuant to Section 6.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be the Applicable Margin which would be in effect if the Consolidated Leverage Ratio were greater than or equal to 3.00:1.00. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Loan outstanding on such Rate

Determination Date; provided, that no Applicable Margin shall be decreased pursuant to this Section 2.05 if a Default or Event of Default is in existence on the Rate Determination Date.

     (b) Each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day, plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date.

     (c) Each Loan that is a Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin, plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided, that, if any Euro-Dollar Loan shall, as a result of clause (a)(iii) of the definition of "Interest Period", have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three (3) months, on each Interest Payment Date during such Interest Period.

The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 1:00 p.m. New York City time, two (2) Business Days prior to the first day of such Interest Period.

"Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive in the absence of manifest error. Promptly after each determination of an interest rate, the Administrative Agent shall notify the Borrower in accordance with its usual and customary banking practices.

     (e) Notwithstanding the forgoing provisions of this Section 2.05, after the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by Applicable Law, all accrued interest thereon) shall, at the election of the Required Lenders, bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.


SECTION 2.06.  Fees.

     (a) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender with a Commitment on the last day of each Fiscal Quarter in each year and on the earlier of the Maturity Date or the date on which the Total Commitment shall terminate in full, a commitment fee (the "Commitment Fee") equal to the product of the average daily excess of the Total Commitment from time to time in effect from the Effective Date, over the Total Utilization, times the Applicable Commitment Fee Rate. Such Commitment Fee shall accrue from and including the Effective Date to and including the Maturity Date. Notwithstanding the foregoing sentence, for the period commencing on the Effective Date and continuing until the Borrower delivers to the Administrative Agent the financial statements required to be delivered pursuant to Section 6.01 for the Fiscal Year ending June 30, 2002, the Applicable Commitment Fee Rate shall not be less than the Applicable Commitment Fee Rate which would be in effect if the Consolidated Leverage Ratio were equal to 2.50:1.00.

     (b) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender a utilization fee (the "Utilization Fee") calculated daily at the per annum rate equal to one-eighth of one percent (i.e., 12.5 basis points), times the Total Utilization, for each day on which the Total Utilization exceeds the product of (A) 0.50 times (B) the Total Commitment in effect for such date. Such Utilization Fee shall accrue from and including the Closing Date to and including the Maturity Date and shall be payable quarterly in arrears on the last day of each Fiscal Quarter; provided, that, should the Commitments be terminated at any time prior to the Maturity Date for any reason, the entire accrued and unpaid Utilization Fee shall be paid on the date of such termination.

     (c) The Borrower shall pay to the Administrative Agent such Fees and other amounts as are provided in the Fee Letters, including the Fees payable thereunder on the Effective Date.


SECTION 2.07.  Optional Termination or Reduction of Commitments.

At any time prior to the Maturity Date, the Borrower may, upon at least five
(5) Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000, the Total Commitment. If the Total Commitment is terminated in its entirety, all accrued Fees (as provided under Section 2.06) shall be payable on the effective date of such termination.
SECTION 2.08. Mandatory Termination of Commitments. The Commitments shall terminate on the Maturity Date and any Loans then outstanding (together with accrued interest thereon and Fees) and all other Obligations shall be due and payable on such date.


SECTION 2.09.  Optional Prepayments of Loans.

     (a) The Borrower may prepay any Loan that is a Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Base Rate Borrowing.

     (b) Except as provided in Section 9.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the last day of an Interest Period applicable thereto.


SECTION 2.10.  Mandatory Prepayments.

     (a) If, on any date, the Total Utilization shall exceed the Total Commitment then in effect, the Borrower shall immediately prepay the principal of the Loans or Letter of Credit Borrowings in the amount of such excess. Each payment shall be allocated ratably among the Lenders. If no Loans or Letter of Credit Borrowings are outstanding, the Borrower shall immediately cash collateralize, in a manner satisfactory to the Administrative Agent, Letter of Credit Obligations in the amount of such excess.

     (b) If, on any date, the aggregate amount of all Letter of Credit Obligations then outstanding shall exceed the Letter of Credit Commitment then in effect, the Borrower shall immediately pay, or cash collateralize in a manner satisfactory to the Administrative Agent, the amount of the Letter of Credit Obligations in the amount of such excess.

     (c) The Borrower shall pay, together with each principal prepayment under this Section 2.10, accrued interest on the amount prepaid and any amounts required pursuant to Section 9.05(a). Any prepayments pursuant to this Section
2.10 made on any day other than an Interest Payment Date for any Loan shall be applied: first, to any Base Rate Loans then outstanding; and, then, to Euro-Dollar Loans with the shortest Interest Periods remaining; provided, however, that, so long as no Default or Event of Default shall then be continuing, the Administrative Agent shall, upon the request of the Borrower, apply any such prepayments to Euro-Dollar Loans only on the last day of each of the respective Interest Periods relating thereto.


SECTION 2.11.  General Provisions as to Payments and Taxes.

     (a) The Borrower shall make each payment of principal of, and interest on the Loans and Fees hereunder, not later than 11:00 a.m. (Boston, Massachusetts time) on the date when due, in Dollars or other immediately available funds to the Administrative Agent at its address referred to on Schedule I. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Any payment which is received by the Administrative Agent later than 11:00 a.m. (Boston, Massachusetts time) shall be deemed to have been received on the immediately succeeding Business Day, and any applicable interest or Fees shall continue to accrue until such payment shall be deemed to have been received.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of Fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (c)
          (i) All payments of principal, interest and Fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or Fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein excluding in the case of each Lender, (A) taxes imposed on or measured by its net income, (B) franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof, and (C) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Non-excluded Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Non-excluded Taxes with respect to any Loan or Fee or other amount, promptly after receiving notice thereof, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender additional amounts as may be necessary in order that the amount received by such Lender after the required withholding or other payment shall equal the amount such Lender would have received had no such withholding or other payment been made.
     If no withholding or deduction of Non-excluded Taxes are payable in respect of any Loan or Fee relating thereto, the Borrower shall furnish any Lender, at such Lender's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Non-excluded Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Non-excluded Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Lender for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

          (ii) In the event any Lender receives a refund of any Non-excluded Taxes paid by the Borrower pursuant to this Section 2.11, it will pay to the Borrower the amount of such refund promptly upon receipt thereof;

     provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

          (iii) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall be applicable with respect to any Participant, Assignee or other Transferee, except as otherwise provided by clause (iv) below, and any calculations required by such provisions (A) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (B) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

          (iv) Each Lender which is organized under the laws of a jurisdiction outside of the United States agrees that:

               (A) it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.07 after the Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("Form W-8BEN"), or two accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("Form W-8ECI"), as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive all payments under this Agreement and the other Loan Documents free from withholding of United States Federal income tax;

               (B) if at any time such Lender makes any changes, including a change of a Lending Office or its principal office, place of incorporation or fiscal residence, necessitating a new Form W-8BEN or Form W-8ECI, it shall, to the extent it is legally entitled to do so, promptly deliver to the Borrower through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form W-8BEN or Form W-8ECI, as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive all payments under this Agreement and the other Loan Documents free from any withholding of any United States Federal income tax;

               (C) it shall, to the extent it is legally entitled to do so, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (B) above) requiring a change in or renewal of the most recent Form W-8BEN or Form W-8ECI previously delivered by such Lender, deliver to the Borrower through the Administrative Agent two accurate and complete signed originals of Form W-8BEN or Form W-8ECI in replacement for the forms previously delivered by such Lender indicating that such Lender continues to be entitled to receive all payments under this Agreement and the other Loan Documents free from any withholding of any United States Federal income tax;

               (D) it shall, to the extent it is legally entitled to do so, promptly upon the reasonable request of the Borrower or the Administrative Agent to that effect, deliver to the Borrower or the

          Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any Applicable Law, in order to establish such Lender's complete exemption from withholding on all payments under this Agreement or any of the other Loan Documents;

               (E) if such Lender claims or is entitled to claim exemption from withholding tax under a United States tax treaty by providing a Form W-8ECI and such Lender sells or grants a participation in all or part of its rights under this Agreement, such Lender shall notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of such percentage amount, the Administrative Agent shall treat such Lender's Form W-8ECI as no longer in compliance with this Section 2.11(c)(iv). In the event a Lender claiming exemption from United States withholding tax by filing Form W-8BEN with the Administrative Agent sells or grants a participation in its rights under this Agreement, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code; and

               (F) without limiting or restricting any Lender's right to increased amounts under Section 2.11(c)(i) from the Borrower upon satisfaction of such Lender's obligations under the provisions of this Section 2.11(c)(iv), if such Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may (but shall not be obligated to) withhold from any interest to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction.

If the forms or other administrative documentation required by clause (A) are not delivered to the Administrative Agent, then the Administrative Agent shall withhold from any interest payment to a Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax and, in addition, the Administrative Agent shall also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form W-8BEN or Form W-8ECI. The Borrower shall indemnify and hold harmless the Administrative Agent and each of its officers, directors, employees, counsel, agents and attorneys-in-fact from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind whatsoever from time to time incurred as a result of or in connection with the Administrative Agent's failure to withhold as provided pursuant to the preceding sentence, unless such failure constitutes gross negligence or willful misconduct of the Administrative Agent itself as the same is determined by a final non-appealable judgment of a court of competent jurisdiction, and the Obligations of the Borrower under this sentence shall survive payment of all other Obligations.

          (v) The Borrower shall not be required to pay any additional amounts in respect of Non-excluded Taxes imposed by any United States Federal Governmental Authority pursuant to Section 2.11(c)(i) to any Lender:

               (A) if and to the extent the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 2.11(c)(iv) in respect of its Lending Office;
                                     - 30 -

               (B) if such Lender shall have delivered to the Borrower a Form W-8BEN in respect of its Lending Office pursuant to Section 2.11(c)
          (iv)(A)-(C) or such other forms or other similar documentation pursuant to Section 2.11(c)(iv)(D), to the extent such Lender shall not at any time be entitled to exemption from all deductions or withholding of United States Federal income tax in respect of payments by the Borrower under this Agreement or any of the other Loan Documents for the account of such Lending Office for any reason other than a change in United States Applicable Law or in the official interpretation of any such Applicable Law by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN or such other forms or other similar documentation; or

               (C) if such Lender shall have delivered to the Borrower a Form W-8ECI in respect of its Lending Office pursuant to Section 2.11(c)(iv)(A)-(C) or such other forms or similar documentation pursuant to Section 2.11(c)(iv)(D), to the extent such Lender shall not at any time be entitled to exemption from all deductions or withholding of United States Federal income tax in respect of payments by the Borrower under this Agreement or any of the other Loan Documents for the account of such Lending Office for any reason other than a change in United States Applicable Law or in the official interpretation of any such Applicable Law by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8ECI or such other forms or other similar documentation.

          (vi) Each Lender agrees that it shall, at any time upon reasonable advance request in writing by the Borrower or the Administrative Agent, promptly deliver such certification or other documentation as may be required under Applicable Law in any applicable jurisdiction and which such Lender is entitled to submit to avoid or reduce withholding taxes on amounts to be paid by the Borrower and received by such Lender pursuant to this Agreement or any of the other Loan Documents.


SECTION 2.12.  Computation of Interest and Fees.

Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


SECTION 2.13.  Settlement.

     (a) On each Settlement Date, the Administrative Agent shall, not later than 2:00 p.m. (Boston, Massachusetts time), give telephonic or facsimile notice (i) to the Lenders and the Borrower of the respective outstanding amount of Loans made by the Administrative Agent pursuant to Section 2.02(e) on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and (ii) to the Lenders of the amount (a "Settlement Amount") that each Lender (a "Settling Lender") shall pay to effect a Settlement of any Loan. A statement of the Administrative Agent submitted to the Lenders and the Borrower or to the Lenders with respect to any amounts owing under this Section 2.13 shall be prima facie evidence of the amount due and owing. Each Settling Lender shall, not later than 3:00 p.m. (Boston, Massachusetts time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by any Lender as a Settling Lender pursuant to this Section 2.13 shall for all purposes be treated as a Loan made by such Settling Lender to the Borrower and all funds received by the Administrative Agent pursuant to this Section 2.13 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by the Administrative Agent. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevents a Settling Lender from making any Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the Administrative Agent with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in the Administrative Agent receiving the full amount to which it is entitled under this Section 2.13(a) and each Lender's share of the outstanding Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Loans.

     (b) The Administrative Agent may, unless notified to the contrary by any Settling Lender on or prior to a Settlement Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling Lender's Settlement Amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the Federal Funds Rate for each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this Section 2.13(b) shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender. If such Settling Lender's Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

     (c) The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender's Settlement Amount shall not (i) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender's Settlement Amount or (ii) impose upon any Lender, other than the

Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

     (d) Each Settling Lender's obligation in accordance with this Agreement to pay to the Administrative Agent the Settlement Amount on each Settlement Date as contemplated by this Section 2.13 shall be absolute, unconditional irrevocable and without recourse to the Administrative Agent and shall not be affected by any circumstance, including: (i) any set-off, counterclaim, defense or other right which such Lender may have against the Administrative Agent, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuation of any Default or Event of Default or any Material Adverse Effect or the Borrower's failure to satisfy any condition set forth in Article IV; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


SECTION 2.14.  Conversion and Continuation Elections for all Borrowings.

     (a) The Borrower may upon irrevocable written notice (or telephonic notice immediately confirmed in writing) to the Administrative Agent in accordance with paragraph (b):

          (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount of not less than $500,000 or an integral multiple of $500,000 in excess thereof) into Euro-Dollar Loans;
          (ii) elect to convert on the last day of any Interest Period with respect thereto, any Euro-Dollar Loans (or any part thereof in an amount of not less than $500,000 or an integral multiple of $500,000 in excess thereof) into Base Rate Loans; or
          (iii) elect to continue on the last day of any Interest Period with respect thereto, any Euro-Dollar Loans (or any part thereof in an amount of not less than $500,000 or an integral multiple of $500,000 in excess thereof) as Euro-Dollar Loans;

provided, however, that, if any Borrowing comprised of Euro-Dollar Loans shall have been reduced, by payment, prepayment or conversion, to an amount that is less than $1,000,000 then the Euro-Dollar Loans comprising such Borrowing shall automatically convert into Base Rate Loans on the last day of the then-current Interest Period relating thereto.

     (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than (i) 1:00 p.m. (Boston, Massachusetts time) not less than two (2) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as Euro-Dollar Loans, and (ii) 1:00 p.m. (Boston, Massachusetts time) on the requested Conversion Date, if the Loans are to be converted into Base Rate Loans, specifying:

               (A) the proposed Conversion Date or Continuation Date, which shall in each case be a Business Day;
               (B) the aggregate principal amount of all Loans to be converted or continued;
               (C)  the nature of the proposed conversion or continuation; and
               (D) the duration of the requested Interest Periods, if applicable.

     (c) If, upon the expiration of any Interest Periods applicable to any Euro-Dollar Loans, the Borrower shall have failed to select on a timely basis new Interest Periods to be applicable thereto, such Euro-Dollar Loans shall automatically convert into Base Rate Loans upon the expiration of such periods.

     (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender thereof, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given.

     (e) During the continuation of any Default, the Borrower may not elect to have any Loan converted into or continued as a Euro-Dollar Loan.


                                  ARTICLE III
                                  -----------

                             THE LETTERS OF CREDIT


SECTION 3.01.  Letter of Credit Subfacility.

     (a) On the terms and conditions set forth herein (i) the Issuing Lender agrees (A) from time to time, on any Business Day during the period from the Closing Date to the date which is thirty (30) days prior to the Maturity Date to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 3.02(b) and Section 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided, however, that the Issuing Lender shall not issue any Letter of Credit if as of the date of, and immediately after giving effect to, the issuance of such Letter of Credit: (A) there shall be continuing any Event of Default of which the Issuing Lender shall have received written notice from the Borrower or the Administrative Agent; (B) the aggregate amount of all Letter of Credit Obligations, plus the aggregate principal amount of all Loans shall exceed the Total Commitment then in effect; or (C) the Letter of Credit Obligations shall exceed the Letter of Credit Commitment then in effect.

     (b) The Issuing Lender shall be under no obligation to issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Applicable Law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon the Issuing Lender any unreimbursable loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender reasonably deems material to it;

          (ii) the Issuing Lender shall have received written notice from any Lender or from the Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions precedent contained in Article IV is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit (A) is more than one (1) year after the date of issuance, unless the Issuing Lender have approved such expiry date, or (B) is later than the Maturity Date;

          (iv) any requested Letter of Credit is not in form and substance reasonably acceptable to the Issuing Lender, or the issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender; or

          (v) such Letter of Credit is in a face amount less than $50,000 or to be denominated in a currency other than Dollars.


SECTION 3.02.  Issuance, Amendment and Renewal of Letters of Credit.

     (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least four (4) Business Days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance, and approval by the Administrative Agent of such request. Each request by the Borrower for issuance of a Letter of Credit shall be by facsimile, confirmed promptly in an original writing, in the form of a Letter of Credit Application, and shall specify in form and detail reasonably satisfactory to the Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may reasonably require.

     (b) From time to time while a Letter of Credit is outstanding and prior to the Maturity Date, the Issuing Lender will, upon the written request of the Borrower received by the Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least four (4) Business Days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, upon approval by the Administrative Agent of such request, amend any Letter of Credit issued by it. Each such request by the Borrower for amendment of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, in the form of a Letter of Credit Amendment Application and shall specify in form and detail reasonably satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may reasonably require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if (i) the Issuing Lender would have no obligation at such time to issue such Letter of

Credit in its amended form under the terms of this Agreement; or (ii) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

     (c) The Administrative Agent will promptly notify the Lenders of the receipt by it of any Letter of Credit Application or Letter of Credit Amendment Application.

     (d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Maturity Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least four (4) Business Days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, in the form of a Letter of Credit Amendment Application, and shall specify in form and detail reasonably satisfactory to the Issuing
Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business
Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may reasonably require. The Issuing Lender shall be under no obligation to renew any Letter of Credit if the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the request of the Borrower but the Issuing Lender shall not have received any Letter of Credit Amendment Application from the Borrower with respect to such renewal or other written direction from the Borrower with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to be renewed, and the Borrower and the Lenders hereby irrevocably authorize each such renewal, and, accordingly, the Issuing Lender shall be deemed to have received a Letter of Credit Amendment Application from the Borrower requesting such renewal.

     (e) This Agreement shall control in the event of any conflict with any Letter of Credit Related Document (other than any Letter of Credit, the provisions of which shall control in any event). The Issuing Lender will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or any amendment to or renewal of a Letter of Credit, to a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.


SECTION 3.03.  Participations, Drawings and Reimbursement.

     (a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Commitment

Percentage of such Lender then in effect, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

     (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower. The Borrower shall reimburse the Issuing Lender prior to 12:00 p.m. (Boston, Massachusetts time), on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Disbursement Date"), in an amount equal to the amount so paid by the Issuing Lender, provided that if such drawing occurs after 12:00 p.m. (Boston, Massachusetts time), the Disbursement Date shall be deemed to be the day following the date of such drawing. In the event that the Borrower shall fail to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 12:00 p.m. (Boston, Massachusetts time) on the Disbursement Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Loans consisting of Base Rate Loans be made by the Lenders (and the Borrower hereby irrevocably consents to such deemed request) pursuant to Section 2.01 to be disbursed on the Disbursement Date under such Letter of Credit, subject always to the satisfaction of the conditions set forth in Section 4.02. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided, however, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (c) Each Lender shall upon receipt of any notice pursuant to Section 3.03(b) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 3.03(d)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Borrower in that amount. If any Lender so notified shall fail to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Commitment Percentage of the amount of the drawing by no later than 1:00 p.m. (Boston, Massachusetts time) on the Disbursement Date, then interest shall accrue on such Lender's obligation to make such payment, from the Disbursement Date to the date such Lender makes such payment, at a rate per annum equal to (i) the Federal Funds Rate in effect from time to time during the period commencing on the Disbursement Date and ending on the date three (3) Business Days thereafter, and (ii) thereafter, at the Base Rate as in effect from time to time. The Administrative Agent will promptly give notice of each Disbursement Date, but failure of the Administrative Agent to give any such notice on the Disbursement Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03.

     (d) With respect to any unreimbursed drawing which is not converted into Loans consisting of Base Rate Loans because the applicable conditions precedent set forth in Section 4.02 cannot be satisfied, the Borrower shall be deemed to have obtained from the Issuing Lender a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus, in the case of any Letter of Credit Borrowing outstanding after the Disbursement Date, two percent (2%) per annum, and each Lender's payment to the Issuing Lender pursuant to Section 3.03(c) shall be deemed a payment in respect of its participation in such Letter of Credit Borrowing.

     (e) Each Lender's obligation in accordance with this Agreement to make Loans or to fund its participation in Letter of Credit Borrowings, as contemplated by this Section 3.03, as a result of any drawing under a Letter of Credit shall be absolute, unconditional irrevocable and without recourse to the Issuing Lender and shall not be affected by any circumstance, including: (i) any set-off, counterclaim, defense or other right which such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuation of any Default or Event of Default or any Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


SECTION 3.04.  Repayment of Participation.

     (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Lender for such Lender's participation in the Letter of Credit pursuant to Section 3.03, or (ii) in payment of interest on amounts described in clause (i), the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Lender's Commitment Percentage of such funds, and the Issuing Lender shall receive the amount of the Commitment Percentage of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

     (b) If the Administrative Agent or the Issuing Lender is required at any time to return to the Borrower, or to any trustee, receiver, liquidator, custodian or any other similar official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or such Issuing Lender the amount of its Commitment Percentage of any amounts so returned by the Administrative Agent or the Issuing Lender plus interest thereon, from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.


SECTION 3.05.  Role of Issuing Lender.

     (a) Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

     (b) Neither the Issuing Lender nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender or the Borrower for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Related Document.

     (c) The Borrower hereby irrevocably assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit. Neither the Issuing Lender nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable or responsible for any of the matters described in clauses (a) through (f) of
Section 3.06; provided, however, that the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower and only to the extent which the Borrower shall have proved were caused by the Issuing Lender's willful misconduct or gross negligence, as such has been determined by a final non-appealable judgment, or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any Instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.


SECTION 3.06.  Obligations Absolute.

The obligations of the Borrower under this Agreement and any Letter of Credit Related Document to reimburse the Issuing Lender for each drawing under each Letter of Credit, to repay each Letter of Credit Borrowing and to repay each drawing under a Letter of Credit converted into Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Related Document under all circumstances, including the following:

     (a) any lack of validity or enforceability of this Agreement or any Letter of Credit Related Document;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Related Documents;

     (c) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Related Documents or any unrelated transactions;

     (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

     (e) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit; or

     (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor.


SECTION 3.07.  Outstanding Letter of Credit Obligations at Maturity.

Upon the request of the Administrative Agent, if, as of the Maturity Date, any Letters of Credit shall for any reason remain outstanding and partially or wholly undrawn, then the Borrower shall immediately pay to the Administrative Agent an amount equal to such Letter of Credit Obligations to be held as cash collateral.


SECTION 3.08.  Letter of Credit Fees.

     (a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender with a Commitment, letter of credit fees ("Letter of Credit Fees") with respect to all Letters of Credit equal to (i) the Applicable Margin for Loans that are Euro-Dollar Loans, times (ii) the face amount of each Letter of Credit to be issued, and such Letter of Credit Fees shall be due and payable in arrears on the last day of each Fiscal Quarter.

     (b) The Borrower shall pay directly to the Issuing Lender, for the Issuing Lender's own account, a Letter of Credit fronting fee equal to one-eighth of one percent (i.e., 12.5 basis points), times the face amount of each Letter of Credit to be issued, and such Letter of Credit fronting fee shall be due and payable on the date of issuance of such Letter of Credit by the Issuing Lender.

     (c) The Borrower shall also pay directly to the Issuing Lender from time to time, on demand by the Issuing Lender and for its own account, such other reasonable issuance, presentation, payment, amendment, transfer and other processing fees, and other standard and reasonable charges, of the Issuing Lender relating to letters of credit as are in accordance with the Issuing Lender's standard schedule for such fees and charges in effect from time to time.

SECTION 3.09.  Uniform Customs and Practice.

The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (unless otherwise expressly provided in the Letters of Credit) shall apply to the Letters of Credit.


                                  ARTICLE IV
                                  ----------

                            CONDITIONS TO BORROWINGS


SECTION 4.01.  Conditions to Making First Credit Extension.

The obligations of each of the Lenders and the Issuing Lender to make its first Credit Extension on the Closing Date hereunder are subject to the fulfillment of each of the following conditions precedent prior to or simultaneously with the making of the first Credit Extension on the Closing Date:

     (a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party which shall be in full force and effect;
     (b) receipt by the Administrative Agent of a duly executed Note for the account of each Lender complying with the provisions of Section 2.03;

     (c) receipt by the Administrative Agent of a favorable opinion (together with any opinions of local counsel relied on therein) of the General Counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Lender may reasonably request;

     (d) receipt by the Administrative Agent of a favorable opinion (together with any opinions of local counsel relied on therein) of Sidley Austin Brown & Wood, LLP, special counsel to the Borrower, dated as of the Closing Date, substantially in the form of Exhibit H hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Lender may reasonably request;

     (e) receipt by the Administrative Agent of a certificate (the "Closing Certificate"), dated the Closing Date, substantially in the form of Exhibit E hereto, signed by a principal financial officer of the Borrower, to the effect that (i) no Default or Event of Default has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Borrower contained in Article V are true on and as of the Closing Date;

     (f) receipt by the Administrative Agent of all documents which the Administrative Agent or any Lender may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of the Borrower (the "Secretary's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit F hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the

Borrower authorized to execute and deliver the Loan Documents to which it is a party, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of incorporation of the Borrower as to the existence of the Borrower as a corporation organized under the laws of such state, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party;

     (g) receipt by the Administrative Agent of all Fees and all amounts due and payable under Section 10.03(a);

     (h) receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the Borrower shall have terminated its existing $360,000,000 credit facility governed by the Credit Agreement, dated as of July 1, 1997, and its existing $200,000,000 credit facility governed by the Credit Agreement, dated as of December 10, 1998; and the Borrower shall have made arrangements satisfactory to the Administrative Agent to repay all loans, interest fees or other amounts owing under such credit facilities on or prior to the Closing Date hereunder;

     (i) receipt by the Administrative Agent of all necessary governmental and third party approvals and/or consents in connection with transactions contemplated by the Loan Documents and otherwise referred to herein which shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent Governmental Authority which restrains, prevents or imposes materially adverse conditions upon the consummation of such transactions;

     (j) receipt by the Administrative Agent of true, correct and complete copies of each of the Ancillary Documents; and

     (k) receipt by the Administrative Agent of such other documents, certificates and other information, as the Administrative Agent or any Lender may reasonably request.


SECTION 4.02.  Conditions to All Borrowings.

The obligations of each of the Lenders and the Issuing Lender to make each of its Credit Extensions hereunder (including its first Credit Extensions to be made on the Closing Date) shall also be subject to the satisfaction of each of the additional following conditions precedent set forth in this Section 4.02:

     (a) except as provided in Section 2.02(e) and Section 2.02(h), receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

     (b) the fact that, immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Borrower contained in Article V of this Agreement shall be true on and as of the date of such Borrowing;

     (d) the fact that, immediately after such Credit Extension, (i) each Lender's Commitment Percentage of the Total Utilization will not exceed the amount of its Commitment and (ii) the Total Utilization will not exceed the Total Commitment as of such date;

     (e) it shall not be unlawful (i) for the Administrative Agent, the Issuing Lender or any Lender to perform any of its obligations under any of the Loan Documents or (ii) for the Borrower to pay or perform any of its Obligations under any of the Loan Documents; and

     (f) all Instruments and other documents executed and delivered or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its special counsel; the Administrative Agent and its special counsel shall have received all such information, and such counterpart originals or such certified or other copies of all such other materials, as the Administrative Agent or its special counsel shall have reasonably requested; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to special counsel to the Administrative Agent.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b) and (c) of this Section 4.02.


                                   ARTICLE V
                                   ---------

                        REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Lenders, the Issuing Lender and the Agents as set forth below in this Article V:


SECTION 5.01.  Corporate Existence and Power.

The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (except where the failure to be qualified shall not cause or be reasonably expected to cause a Material Adverse Effect), and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.


SECTION 5.02.  Corporate and Governmental Authorization; No Contravention.

The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (a) are within the Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any contract or agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (e) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 5.03.  Binding Effect.

This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided, that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.


SECTION 5.04.  Financial Information.

     (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2001 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick, copies of which have been delivered to each of the Lenders, and the unaudited consolidated financial statements of the Borrower for the interim period ended December 31, 2001, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

     (b) Since December 31, 2001, there has been no event, act, condition or occurrence having a Material Adverse Effect, except as otherwise disclosed in
Section 5.04 of the Disclosure Schedule.

     (c) The existing Debt of each of the Borrower and its Subsidiaries as of the Closing Date under any Instrument evidencing or governing Debt in an aggregate amount exceeding $10,000,000 is identified in Section 5.04 of the Disclosure Schedule. Except as otherwise disclosed in Section 5.04 of the Disclosure Schedule, neither the Borrower nor any of its Subsidiaries is in default in the payment of any existing Debt, which payments, in the aggregate, exceed $10,000,000, or in default or breach, in any material respect, in the performance of any other material obligation under any Instrument evidencing or governing any existing Debt (in an aggregate amount exceeding $10,000,000) or pursuant to which any such existing Debt (in an aggregate amount exceeding $10,000,000) was issued or secured.


SECTION 5.05.  Litigation.

There is no action, suit or proceeding or investigation of any kind pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could reasonably be expected to impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

SECTION 5.06.  Compliance with ERISA.

     (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     (b) Neither the Borrower nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.
SECTION 5.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except taxes being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrower shall have set up reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended June 30, 1997.


SECTION 5.08.  Subsidiaries.

Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (except where the failure to be qualified shall not cause or be reasonably expected to cause a Material Adverse Effect), and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. As of the Closing Date, the Borrower has no Subsidiaries except those Subsidiaries listed in Section 5.08 of the Disclosure Schedule, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.


SECTION 5.09.  Not an Investment Company.

either the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


SECTION 5.10.  Public Utility Holding Company Act.

Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

SECTION 5.11.  Ownership of Property; Liens.

     (a) Each of the Borrower and its Subsidiaries has title to or rights in its Properties sufficient for the conduct of its business, and none of such Property is subject to any Lien except as permitted in Section 6.07.

     (b) Section 5.11 of the Disclosure Schedule identifies all of the Liens upon Property of the Borrower or of any of its Subsidiaries that secure existing Debt of the Borrower or of any of its Subsidiaries in an amount equal to or exceeding $10,000,000 and that are in existence on or as of the Closing Date and either (i) are known to the Borrower or to any of its Subsidiaries on or as of the Closing Date or (ii) are of record on and as of the Closing Date.


SECTION 5.12.  No Default.

Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its Property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.


SECTION 5.13.  Full Disclosure.

All information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.


SECTION 5.14.  Environmental Matters.

     (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Borrower's Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

     (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties owned, occupied or used by the Borrower or its Subsidiaries or are otherwise present at, on, in or under the Properties owned, occupied or used by the Borrower or its Subsidiaries, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in minimal amounts in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.
                                     - 46 -

     (c) The Borrower, and each of its Subsidiaries, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties owned, occupied or used by the Borrower or its Subsidiaries and the Borrower's, and each of its Subsidiary's, respective businesses.


SECTION 5.15.  Compliance with Laws.

The Borrower and each Subsidiary is in compliance with all Applicable Laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.


SECTION 5.16.  Capital Stock.

All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of Capital Stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.


SECTION 5.17.  Margin Stock.

No part of the proceeds of any Loan will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U or X.


SECTION 5.18.  Insolvency.

After giving effect to the execution and delivery of this Agreement and all Loan Documents, to the making of the Credit Extensions or to any of the transactions contemplated herein, the Borrower will not be "insolvent," within the meaning of such term as defined in Section 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.


SECTION 5.19.  Broadcast Licenses.

     (a) Each of the Borrower and its Subsidiaries owns, possesses or has the right to use all of the material patents, trademarks, service marks, trade names, copyrights, licenses (including, without limitation, Broadcast Licenses) and material rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others.
                                     - 47 -

     (b)
          (i) Section 5.19 of the Disclosure Schedule accurately lists and describes each material Broadcast License of the Borrower and its Subsidiaries which is in existence on the date hereof or which will be in existence on the Closing Date and the expiration date, if any, of each such material Broadcast License;

          (ii) each such material Broadcast License is, or on the Closing Date will be, in full force and effect;

          (iii) the Borrower and each Subsidiary has fulfilled and performed all of its obligations, if any, with respect to such material Broadcast Licenses; and

          (iv) no event has occurred which (A) permits, or after notice or lapse of time or both would permit, revocation or termination of any such material Broadcast License or (B) causes a Material Adverse Effect or in the future may (so far as the Borrower can now reasonably foresee) cause a Material Adverse Effect in any of the rights of the Borrower or any Subsidiary thereunder. Except to the extent required by the Communications Act of 1934, as amended, and the rules and regulations of the FCC, no Broadcast License or other franchise or license held by the Borrower or any Subsidiary requires that any present stockholder, director, officer or employee of the Borrower remain as such or that any transfer of control of the Borrower or any Subsidiary must be approved by any public or governmental body.

     (c) The Broadcast Licenses described in Section 5.19 of the Disclosure Schedule constitute all of the main station licenses and low power television licenses issued by the FCC or any Governmental Authority, necessary for the operation of the business of the Borrower and each Subsidiary in the same manner as it is currently conducted and as proposed to be conducted. The Broadcast Licenses described in Section 5.19 of the Disclosure Schedule are, or on the Closing Date will be, validly issued and in full force and effect, unimpaired by any act or omission by the Borrower or any Subsidiary. Except for rulemakings or similar proceedings of general applicability to entities such as the Borrower and its Subsidiaries, no Borrower or Subsidiary is a party to any investigation (to the best of its knowledge), notice of violation, order, or complaint issued by or before the FCC or any other Governmental Authority, nor are there any other proceedings involving the Borrower or any one or more of the Subsidiaries by or before the FCC or any other Governmental Authority, which investigation, notice, order, complaint or proceeding could in any manner materially threaten or adversely affect such Broadcast Licenses. Neither the Borrower nor any Subsidiary has any knowledge of a threat of any such investigation, notice of violation, order, complaint or proceeding with respect thereto. Neither the Borrower nor any Subsidiary has any reason to believe that the Broadcast Licenses listed and described in Section 5.19 of the Disclosure Schedule will not be renewed in the ordinary course. The Borrower and each Subsidiary has filed with the FCC and all other applicable Governmental Authorities all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of the FCC or such applicable Governmental Authorities.

SECTION 5.20.  Delivery of Ancillary Documents.

The Borrower has furnished to the Administrative Agent true, correct and complete copies of each of the Ancillary Documents.


                                  ARTICLE VI
                                  ----------

                                  COVENANTS


The Borrower agrees with each of the Lenders, the Issuing Lender and the Agents that, from and after the Effective Date and until all of the Commitments, Letter of Credit Commitments and the Letters of Credit shall have terminated and all of the Obligations shall have been paid and performed in full:


SECTION 6.01.  Information.

The Borrower will deliver to the Administrative Agent, the Issuing Lender and each of the Lenders:

     (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by KPMG Peat Marwick or other independent public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders; provided, however, that the Borrower's delivery of its Form 10-K as filed with the Securities and Exchange Commission containing such financial statements shall satisfy such requirement;

     (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer, the controller or the treasurer of the Borrower; provided, however, that the Borrower's delivery of its Form 10-Q as filed with the Securities and Exchange Commission containing such financial statements shall satisfy such requirement;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit D (a "Compliance Certificate"), of the chief financial officer, the controller or the treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 6.03 through Section 6.07, inclusive, Section 6.10, Section 6.21, Section 6.23 and Section 6.24 on the date of such financial statements, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that they have read this Agreement, and that, on the date of reporting such financial statements, they have obtained no knowledge of any Default or Event of Default, or if such accountants have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

     (e) within five (5) Business Days after the Borrower becomes aware of the occurrence of any Default or Event of Default, a certificate of the chief financial officer, the controller or the treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), annual, quarterly or monthly reports and all material of a financial nature which the Borrower shall have filed with the Securities and Exchange Commission;

     (h) if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title N of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (i) promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Borrower and/or any Subsidiary for $10,000,000 or more in excess of amounts covered in full by applicable insurance;

     (j) as soon as practicable after the receipt thereof, and in any event within ten (10) Business Days after the issuance thereof

          (i) copies of any order or notice of the FCC, a court of competent jurisdiction or any other Governmental Authority which designated any Broadcast License of the Borrower or any Subsidiary or application therefor for a hearing, or which refuses renewal or extension of any such Broadcast License, or revokes or suspends the authority of the Borrower or any Subsidiary to operate a broadcast station;
                                     - 50 -

          (ii) a copy of any competing application filed against any Broadcast License of the Borrower or any Subsidiary or application therefor;

          (iii) copies of any citation, notice of violation or order to show cause from the FCC, or any material complaint filed by or with the FCC, in each case, in connection with the Borrower or any Subsidiary; and

          (iv) a copy of any notice or application by the Borrower or any Subsidiary requesting authority to cease broadcasting on any broadcast station for any period in excess of forty-eight (48) hours;

     (k) if and whenever any direct or indirect Subsidiary of the Borrower shall be created, formed or acquired by the Borrower or by any of its Subsidiaries or shall cease to be an Inactive Subsidiary after the Effective Date during any Fiscal Quarter, furnish in the Compliance Certificate for such Fiscal Quarter information identifying such Subsidiary and setting forth with respect to such Subsidiary the information required by Section 5.08 with respect to the Subsidiaries of the Borrower as of the Closing Date; provided, that such information shall not be required for Inactive Subsidiaries;

     (l) if and whenever any of the Ancillary Documents shall be amended, supplemented or otherwise modified by any of the parties thereto, within ten
(10) Business Days after the effective date of such amendment, supplement or modification of such Ancillary Document, furnish a true, correct and complete copy of such amendment, supplement or modification; and

     (m) from time to time such additional information regarding the financial position or business of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may reasonably request.


SECTION 6.02.  Inspection of Property, Books and Records.

he Borrower will (a) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (b) permit, and will cause each Subsidiary to permit, representatives of any Lender or the Administrative Agent at the expense of such Lender or Administrative Agent prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.


SECTION 6.03.  Maximum Consolidated Leverage Ratio.

The Borrower will not cause or permit its Consolidated Leverage Ratio as of the last day of any Fiscal Quarter to exceed 3.50 to 1.00.

SECTION 6.04.  Consolidated Interest Coverage Ratio.

The Borrower will not cause or permit its Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 3.00 to 1.00.


SECTION 6.05.  Loans or Advances.

Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person, except: (a) loans or advances to employees not exceeding $2,500,000 in the aggregate outstanding made in the ordinary course of business and consistently with practices existing on December 31, 2001; (b) deposits required by government agencies or public utilities; (c) loans or advances to Wholly Owned Subsidiaries, except Finsub; (d) loans or advances made pursuant to the Receivables Program Documents and (e) loans or advances not otherwise permitted by the foregoing clauses of this Section 6.05, provided, that, the aggregate outstanding loans and advances made under this clause (e) when aggregated with the Investments made under Section 6.06(g) shall not at any time exceed $100,000,000; provided, further, that, after giving effect to the making of any loans, advances or deposits permitted by clause (a), (b), (c) or
(e) of this Section 6.05, no Default shall have occurred and be continuing.


SECTION 6.06.  Investments.

Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 6.05 and except Investments in (a) direct obligations of the United States Government maturing within one year; (b) certificates of deposit issued by or money market accounts maintained at a United States bank: (i) whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's Investors Service, Inc., or (ii) if the long-term certificates of deposit of such United States bank are unrated, the long-term debt of the corporation owning such bank must be rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's Investors Service, Inc.; (c) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 9 months after the date of acquisition; (d) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's Investors Service, Inc.; (e) Permitted Acquisitions; (f) any Subsidiary or the Borrower pursuant to or as permitted or required under any Receivables Program Document and/or (g) debt and investment securities not otherwise permitted by the foregoing clauses of this Section 6.06, provided, that, the aggregate amount of Investments made under this clause (g) when aggregated with the loans and advances made under Section 6.05(d) shall not at any time exceed $100,000,000.


SECTION 6.07.  Negative Pledge.

Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it; except:

     (a) Liens existing on the Effective Date securing Debt outstanding on such date in an aggregate principal amount not to exceed $5,000,000;

     (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion of construction thereof;

     (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (f)  Liens securing Debt owing by any Subsidiary to the Borrower;

     (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 6.07; provided, that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

     (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (i)  any Lien on Margin Stock;

     (j) Liens on the Receivables Program Assets incurred pursuant to the Receivables Program Documents; and

     (k)  Liens not otherwise permitted by the foregoing clauses of this
Section 6.07 so long as the aggregate principal amount (without duplication) of
(i) Debt secured by liens under this Section 6.07(k), (ii) Receivables Program Attributed Debt, (iii) sale and leaseback transactions permitted by Section
6.23 and (iv) Debt outstanding under Section 6.21(b)(iii) at any time outstanding shall not exceed twenty-five percent (25%) of Maximum Permitted Total Debt.


SECTION 6.08.  Maintenance of Existence.

The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except through corporate reorganization to the extent permitted by
Section 6.10.

SECTION 6.09.  Dissolution.

Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 6.10.
SECTION 6.10. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or complete the Sale of, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided, that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately prior to and after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing; (b) Subsidiaries of the Borrower, except Finsub, may merge with one another or with the Borrower, provided that the Borrower is the corporation surviving such merger, and may complete the Sale of, lease or otherwise transfer assets to one another or to the Borrower; and (c) the foregoing limitation on the Sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions), unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding three Fiscal Quarters, either (i) would have, if retained, contributed more than 20% of Consolidated Gross Revenues during the four (4) Fiscal Quarters immediately preceding such Fiscal Quarter, or (ii) would have, if retained, contributed more than 20% of Consolidated Operating Profits during the four (4) Fiscal Quarters immediately preceding such Fiscal Quarter.

For purposes of determining compliance with Section 6.10(c) above, if the proceeds from the Sale, lease or other transfer of assets (the "Transferred Assets") in the applicable four Fiscal Quarter period are reinvested in capital assets or other Property during such period, then such Transferred Assets shall be excluded from the calculations set forth in clauses (i) and (ii) above. Notwithstanding the foregoing limitations contained in this Section 6.10, the Borrower or any Subsidiary may sell or otherwise transfer Receivables Program Assets pursuant to the Receivables Program Documents.

If the Amount of any Sale shall equal or exceed $100,000,000, then the Borrower shall have delivered to the Administrative Agent not less than five (5) Business Days prior to the completion of such Sale an officer's certificate certifying that after giving effect to such Sale, as of the most recent Covenant Determination Date, as determined on a Pro Forma Basis, the Borrower shall be in compliance with the financial covenants contained in Section 6.03 and Section 6.04.


SECTION 6.11.  Use of Proceeds.

No portion of the proceeds of the Loans or any Letter of Credit will be used by the Borrower or any Subsidiary (a) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, except a Permitted Acquisition or (b) for any purpose in violation of any Applicable Law.


SECTION 6.12.  Compliance with Laws; Payment of Taxes.

     (a) The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of Governmental Authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which: (i) if unpaid, might become a lien against the property of the Borrower or any Subsidiary and (ii) when combined with all other taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations not paid promptly when due during the current Fiscal Quarter and the immediately preceding three Fiscal Quarters is greater than $5,000,000, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrower shall have set up reserves in accordance with GAAP.

     (b) The Borrower shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower and members of the Controlled Group to exceed $5,000,000 at any time. For purposes of this Section 6.12(b), the amount of withdrawal liability of the Borrower and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which: (i) the Borrower and members of the Controlled Group have paid; or (ii) as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Borrower shall obtain prompt written advice from independent actuarial consultants supporting any such adjustments under Sections 4219 and 4221 of ERISA. The Borrower agrees, from time to time but no more frequently than once each Fiscal Year, upon the request of the Administrative Agent (i) to request and obtain a current statement of the withdrawal liability of the Borrower and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to the Administrative Agent and the Lenders within fifteen (15) days after the Borrower receives the same.

     (c) No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary in violation of (or in a manner so as to cause the Administrative Agent or the Lenders to be in violation of) any applicable law or regulation, including without limitation Regulations T, U and X. At no time will the value of Margin Stock purchased or held by the Borrower (including, without limitation, shares of common stock of the Borrower repurchased by and held by the Borrower but excluding shares of common stock of the Borrower repurchased by and immediately retired by the Borrower) exceed 25% of Unencumbered Total Assets of the Borrower.

SECTION 6.13.  Insurance.

he Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.


SECTION 6.14.  Change in Fiscal Year.

The Borrower will not change its Fiscal Year without the consent of the Required Lenders.


SECTION 6.15.  Maintenance of Property.

The Borrower shall, and shall cause each Subsidiary to, maintain all of its Properties and assets in good condition, repair and working order, ordinary wear and tear excepted.


SECTION 6.16.  Environmental Notices.

The Borrower shall furnish to the Lenders and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way materially affecting the Properties, and all facts, events, or conditions that could lead to any of the foregoing.


SECTION 6.17.  Environmental Matters.

The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.


SECTION 6.18.  Environmental Release.

The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

SECTION 6.19.  Transactions with Affiliates.

Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any Affiliate Transaction, except: (a) as permitted by law; (b) in the ordinary course of business; and (c) pursuant to reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.
As used herein "Affiliate Transaction" means any of the following transactions or arrangements: (a) the making of any loans, advances or other Investments of any kind whatsoever by the Borrower or any of its Subsidiaries to or in any Affiliate of the Borrower; (b) the Sale by the Borrower or any of its Subsidiaries of all or any part of its Property to, or for the direct or indirect benefit of, any Affiliate of the Borrower; (c) the incurrence by the Borrower or any of its Subsidiaries of any Debt to any Affiliate of the Borrower; or (d) the declaration or payment by the Borrower or any of its Subsidiaries of any dividends or other distributions on account of, or the making by the Borrower or any of its Subsidiaries of any payment or other distribution on account of the purchase, repurchase, redemption or other acquisition for value of, any shares of Capital Stock or any other Equity Interests of any Affiliate of the Borrower. Notwithstanding the foregoing, "Affiliate Transaction" shall not include any transaction or arrangement among the Borrower and its Subsidiaries pursuant to the Receivables Program Documents.


SECTION 6.20.  Acquisitions.

The Borrower will not, nor will it permit any Subsidiary to undertake or complete any Acquisition; provided, however that, the Borrower and it Subsidiaries may undertake and complete Permitted Acquisitions provided, however, further, that if the Amount of such Acquisition shall equal or exceed $100,000,000, then the Borrower shall have delivered to the Administrative Agent not less than five (5) Business Days prior to the completion of such Acquisition an officer's certificate certifying that after giving effect to such Acquisition, as of the most recent Covenant Determination Date, as determined on a Pro Forma Basis, the Borrower shall be in compliance with the financial covenants contained in Section 6.03 and Section 6.04.


SECTION 6.21.  Debt.

     (a) The Borrower shall not at any time incur, create, assume or permit to exist any Debt; except:

          (i)  the Obligations;

          (ii) Debt owing to any Subsidiary of the Borrower (other than Finsub), and Debt owing to Finsub in connection with the Receivables Program;

          (iii) Debt outstanding on the Closing Date of this Agreement as set forth in Section 5.04 of the Disclosure Schedule;

          (iv) Debt of the Borrower under or in respect of the Senior Notes; provided, that, that the aggregate principal amount of all of such Debt shall not exceed $100,000,000;

          (v) Debt under Hedging Agreements entered into to hedge interest rate, foreign currency exchange rate or commodity price risk, and not for speculative purposes;

          (vi) any Debt arising out of the refinancing, extension, renewal or refunding of any Debt permitted by any of the foregoing clauses of this
     Section 6.21, provided, that, the amount of such debt does not exceed the outstanding amount of the Debt so refinanced, extended, renewed or refunded;

          (vii) Debt, in addition to Debt permitted under the other clauses of this Section 6.21, provided, that, the Borrower shall not incur, create, assume or permit to exist any Debt under this Section 6.21 if the incurrence, creation, assumption or existence of any such Debt shall result in a Default or Event of Default or if the aggregate principal amount of such Debt incurred pursuant to this clause (vii) would result in the Consolidated Leverage Ratio as of the most recent Covenant Determination Date, as determined on a Pro Forma Basis, exceeding the maximum Consolidated Leverage Ratio then in effect under Section 6.03; and

          (viii) prior to the Closing Date, Debt pursuant to the Borrower's existing $360,000,000 credit facility governed by the Credit Agreement, dated as of July 1, 1997, and its existing $200,000,000 credit facility governed by the Credit Agreement, dated as of December 10, 1998, which Debt shall be paid in full on or prior to the Closing Date.

     (b) Any Subsidiary of the Borrower shall not at any time incur, create, assume or permit to exist any Debt; except:

          (i) Debt owing to the Borrower or any other Subsidiary of the Borrower (other than Finsub), and Debt owing to Finsub in connection with the Receivables Program;

          (ii) Receivables Program Attributed Debt of Finsub incurred pursuant to the Receivables Program Documents in an amount in the aggregate at any time outstanding, which when combined (without duplication) with (A) Debt secured by liens under Section 6.07(k), (B) sale and leaseback transactions permitted by Section 6.23 and (C) Debt outstanding under
     Section 6.21(b)(iii), shall not exceed an amount equal to twenty-five (25%) of Maximum Permitted Total Debt; and

          (iii) Debt, in addition to Debt permitted under clauses (i) and (ii) of this Section 6.21(b), provided, that, the aggregate outstanding principal amount of Debt of all of the Subsidiaries of the Borrower incurred under this clause (iii) of Section 6.21(b) in the aggregate at any time outstanding, which when combined (without duplication) with (A) Debt secured by liens under Section 6.07(k), (B) sale and leaseback transactions permitted by Section 6.23 and (C) Receivables Program Attributed Debt, shall not exceed an amount equal to twenty-five (25%) of Maximum Permitted Total Debt; provided, further, that, no Subsidiary of the Borrower shall incur, create, assume, or permit to exist any Debt under this Section 6.21(b) if the incurrence, creation, assumption or existence of any such Debt shall result in a Default or Event of Default.

SECTION 6.22.  Termination or Loss of Licenses.

The Borrower will not, nor will it permit any Subsidiary to, take or fail to take any action which permits, or after notice or lapse of time or both would permit, revocation or termination of any material Broadcast License; except: revocation or termination of Broadcast Licenses applicable to other assets that are transferred by the Borrower to the extent any such transfer is permitted under this Agreement.


SECTION 6.23.  Sale and Leaseback.

The Borrower will not, nor will permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of a Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such Property or lease other Property that such Borrower or such Subsidiary intends to use for substantially the same purpose as the Property being sold or transferred, except sale and leasebacks in an aggregate amount which, when combined (without duplication) with (a) Debt secured by liens under Section 6.07(k), (b) Receivables Program Attributed Debt and (c) Debt outstanding under Section 6.21(b)(iii) shall not exceed an amount equal to twenty-five (25%) of Maximum Permitted Total Debt. The amount of a sale and leaseback transaction at any time shall be determined by the amount of the Capital Lease Obligation related thereto or, in the case of an operating lease, the aggregate amount of rental payments due and to become due (discounted from the respective due dates thereof at an interest rate reasonably determined by the Borrower and otherwise in accordance with GAAP) under the lease relating to such sale and leaseback transaction.


SECTION 6.24.  Restricted Payments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, make, extend or enter into any offer or commitment to make, or enter into any agreement to make, any Restricted Payments unless (a) after giving effect to each such Restricted Payment, the Borrower's Consolidated Net Worth shall not be less than the sum of (i) $336,000,000 plus (ii) twenty-five percent (25%) of Consolidated Net Income of the Borrower and its Subsidiaries computed on a cumulative basis for each elapsed Fiscal Year ending after June 30, 2001 but prior to the date of determination in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any Fiscal Year) and (b) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after the making of such payment.

The following terms shall, for purposes of this Section 6.24 only, have the meanings set forth below:

     "Consolidated Net Income" for any period means the gross revenues of the Borrower and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

     (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

     (b)  the proceeds of any life insurance policy;

     (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

     (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Borrower or any Subsidiary, realized by such corporation prior to the date of such acquisition;

     (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Borrower or a Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Subsidiary prior to the date of such consolidation or merger;

     (f) net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions;

     (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary;

     (h) earnings resulting from any reappraisal, revaluation or write-up of assets or losses resulting from writedowns of goodwill or other intangibles relating to Existing Properties, other than Incremental Writedowns exceeding $25,000,000 in the aggregate, under FASB No. 142 or any successor statement or principle;

     (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

     (j) any gain arising from the acquisition of any Equity Interests of the Borrower or any Subsidiary;

     (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

     (l)  any other extraordinary or nonrecurring gain or loss.

For purposes of any determination of Consolidated Net Income pursuant to this definition, the Borrower may include, on a Pro Forma Basis, "net income" (calculated in a manner consistent with the computation of Consolidated Net Income herein) earned by any business entity acquired by the Borrower or any Subsidiary during the four Fiscal Quarters immediately preceding any determination of Consolidated Net Income, provided that there shall be a reasonable basis for the computation of such "net income".

     "Consolidated Net Worth" means, as of the date of any determination thereof the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Borrower and its Subsidiaries as determined in accordance with GAAP plus the amount of any losses resulting from writedowns of goodwill or other intangibles relating to Existing Properties, other than Incremental Writedowns exceeding $25,000,000 in the aggregate.

     "Existing Properties" shall mean publications, broadcast stations or other assets or properties owned by the Borrower or a Subsidiary as of March 1, 2002, or any publications, broadcast stations or other assets or properties acquired in a swap or other exchange involving Existing Properties.

     "Incremental Writedowns" shall mean writedowns of goodwill or other intangibles with respect to an Existing Property that was acquired after March 1, 2002 (an "Acquired Existing Property") in a swap or exchange involving one or more Existing Properties where (a) the Borrower or its Subsidiaries paid cash or delivered debt obligations to the other parties to such swap or exchange and such cash or debt obligations constituted more than 10% of the total value of the consideration delivered by the Borrower or its Subsidiaries to the other parties in such swap or exchange and (b) the writedowns of goodwill or other intangibles with respect to such Acquired Existing Property exceed the aggregate amount of goodwill or other intangibles relating to the Existing Properties transferred by the Borrower or its Subsidiaries in such swap or other exchange shown on the books of the Borrower or its Subsidiaries prior to such transfer.

     "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.


                                  ARTICLE VII
                                  -----------

                                   DEFAULTS


SECTION 7.01.  Events of Default.

If one or more of the following events ("Events of Default") shall have occurred and be continuing at any time after the Closing Date:

     (a) the Borrower shall (i) fail to pay when due any principal of any Loans or Letter of Credit Obligations; or (ii) fail to pay when due any interest on any Loans or Letter of Credit Obligations within five (5) Business Days after such interest shall become due; or (iii) fail to pay any Fee or other amount payable hereunder within five (5) Business Days after such Fee or other amount becomes due; or

     (b) the Borrower shall fail to observe or perform any covenant contained in Section 6.01(e), Section 6.02(b), or Section 6.03 to Section 6.11, inclusive, or Section 6.20 to Section 6.24 inclusive; or

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b)), and any such default shall continue unremedied for a period of more than thirty (30) days after the earlier of (i) the first day on which the Borrower has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender or the Issuing Lender; or

     (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article V of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt (other than the Notes or Letter of Credit Obligations) having an aggregate principal amount in excess of $10,000,000 when due or within any applicable grace period, if any, specified in the Instrument relating thereto on the date of such failure (whether such payment is due by reason of scheduled maturity, required prepayment, acceleration, demand or otherwise); or

     (f)(i) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary having an aggregate principal amount in excess of $10,000,000 or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; (ii) the occurrence of any "Amortization Event" under the Receivables Program; or (iii) the Borrower shall be removed by the agent under the Receivables Program Documents as the "Servicer" under the Receivables Program; or

     (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal or state bankruptcy laws as now or hereafter in effect; or

     (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     (j) one or more final judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 and not covered by insurance shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

     (k) a federal tax lien in an aggregate amount in excess of $10,000,000 shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of twenty-five (25) days after the date of filing; or

     (l)(i) any Person or two or more Persons (other than the E. T. Meredith Family Stockholders) acting in concert shall have acquired beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of Capital Stock of the Borrower having more than fifty percent (50%) of the combined total voting power of all classes of Capital Stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B), or (iii) any "Change of Control" or any other similar event shall occur with respect to the Borrower under and as defined in any Ancillary Document or any other Instruments governing any Debt of the Borrower or of any of its Subsidiaries in an aggregate principal amount equal to or exceeding $100,000,000; or

     (m) except as permitted by Section 6.22, if any material Broadcast Licenses necessary for the operation of the Stations shall be terminated, forfeited or revoked or shall fail to be renewed for any reason whatsoever, or, for any other reason, the Borrower or any Subsidiary of the Borrower shall at any time fail to be a licensee under any of the Broadcast Licenses or shall otherwise fail to have all required authorizations, licenses and permits to construct, own, operate or promote the Stations pursuant to the Broadcast Licenses; or

     (n) if, at any time, the FCC or any court of competent jurisdiction shall have entered any final order or judgment (which, in either case, shall have been outstanding for any period of more than thirty (30) days during which enforcement of such order or judgment has not been stayed, by reason of a pending appeal or otherwise) requiring the Borrower or any Subsidiary of the Borrower to sell, transfer or divest itself of any Station, or the assets which comprise any Station, by virtue of any failure on the part of the Borrower or any Subsidiary of the Borrower to comply with the Federal Communications Act of 1934, as amended, the rules and regulations of the FCC promulgated thereunder or any FCC order or any judgment, and the Borrower or any Subsidiary of the Borrower shall fail to consummate such sale, transfer or divestiture within the time allotted therefor;

then, the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders:

          (a) declare the Commitment of each Lender and the Letter of Credit Commitment of the Issuing Lender to be terminated in full, whereupon all of such Commitments and such Letter of Credit Commitment shall forthwith be terminated in full;

          (b) declare the unpaid principal amount of all of the outstanding Loans, Letter of Credit Obligations and other Obligations, all interest accrued and unpaid thereon, and all of the other Obligations owing or payable under any of the Loan Documents to be immediately due and payable in full, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly and irrevocably waived by the Borrower;

          (c) demand that the Borrower immediately cash collateralize all of the Letter of Credit Obligations to the extent of outstanding and wholly or partially undrawn Letters of Credit, whereupon the Borrower shall so cash collateralize in a manner satisfactory to the Administrative Agent all of such Letters of Credit to that extent; and/or

          (d) exercise on behalf of itself, the Issuing Lender and the Lenders all or any of the rights and remedies available to it, the Issuing Lender and the Lenders under the Loan Documents or Applicable Law;
provided, however, that, upon the occurrence of any Event of Default specified above in this Section 7.01(g) or (h) with respect to the Borrower, the obligation of each Lender to make Loans and the obligation of the Issuing Lender to issue Letters of Credit shall in any event automatically terminate, and the unpaid principal amount of all of the outstanding Loans, Letter of Credit Obligations and other Obligations and all interest and other amounts as aforesaid shall automatically become and be immediately due and payable in full without any further act or notice by the Administrative Agent, the Issuing Lender or any Lender, all of which are hereby expressly and irrevocably waived by the Borrower.

                                  ARTICLE VIII
                                  ------------

                     THE ADMINISTRATIVE AGENT AND OTHER AGENTS


SECTION 8.01.  Appointment and Authorization.

     (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document, and to exercise such powers and perform such duties, as are expressly delegated to it by the terms of this Agreement or any other Loan Document, and to exercise such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or the Issuing Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     (b) The Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Applications pertaining to such Letters of Credit, in each case, as fully as if the term "Administrative Agent" as used in this Article VIII, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.


SECTION 8.02.  Delegation of Duties.

The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.


SECTION 8.03.  Liability of Administrative Agent.

 None of the Administrative Agent, its Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact (collectively, "Administrative Agent-Related Persons") shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any of the other Loan Documents (except for their own gross negligence or willful misconduct as such has been determined by a final non-appealable judgment), or (b) be responsible in any manner to any of the Lenders or the Issuing Lender for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate thereof, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided

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

for in or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender, the Issuing Lender or any of the other Agents to ascertain or to inquire as to the observance or performance of any of the Obligations or any of the other agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect any of the Properties, books or records of the Borrower or any of its Subsidiaries or Affiliates.


SECTION 8.04.  Reliance by Administrative Agent.

     (a) Each of the Lenders, the Issuing Lender and the other Agents agree that the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. Each of the Lenders, the Issuing Lender and the other Agents agree that the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive all such advice or concurrence of the Required Lenders or, as required by Section 10.05, all of the Lenders as the Administrative Agent deems appropriate and, if it so requests, the Administrative Agent shall first be indemnified to its satisfaction by each of the Lenders and the Issuing Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or, as required by Section 10.05, all of the Lenders, and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders, the Issuing Lender and the other Agents.

     (b) For purposes of determining compliance with the conditions specified in Section 4.01 as it relates to the initial Credit Extension on the Closing Date, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required by the terms hereof to be consented to or approved by or to be acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Lender prior to the initial Borrowing and issuances of Letters of Credit on the Closing Date specifying in reasonable detail its objection thereto and either such objection shall not have been withdrawn by written notice to the Administrative Agent to that effect or such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.

SECTION 8.05.  Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders or the Issuing Lender, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a written notice, the Administrative Agent shall give notice thereof to the Lenders and the Issuing Lender. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with Article VII; provided, however, that, unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Administrative Agent shall deem advisable or in the best interests of the Lenders and the Issuing Lender.


SECTION 8.06.  Credit Decisions.

Each of the Lenders, the Issuing Lender and the other Agents expressly acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or of any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any of the Lenders, the Issuing Lender or the other Agents. Each of the Lenders, the Issuing Lender and the other Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all Applicable Laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each of the Lenders, the Issuing Lender and the other Agents also represents that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders, the Issuing Lender or the other Agents by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any of the Lenders, the Issuing Lender or the other Agents with any credit or other information concerning the business, prospects, operations, Property, financial or other condition or creditworthiness of the Borrower or of any of its Subsidiaries which may come into the possession of any of the Administrative Agent-Related Persons.

SECTION 8.07.  Indemnification.

 Whether or not any of the transactions contemplated hereby shall be consummated, each of the Lenders shall indemnify, upon demand, each of the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower, and without limiting the Obligations of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the expiration of the Letters of Credit and the repayment of the Loans and the resignation of the Administrative Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any other Loan Document, any document contemplated by or referred to herein or therein, the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that none of the Lenders shall be liable for the payment to any of the Administrative Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each of the Lenders shall reimburse the Administrative Agent upon demand for such Lender's ratable share of any fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, in each case, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the U.S. Internal Revenue Service or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid as a result thereof, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 8.07, together with all related fees, costs and expenses (including Attorney Costs). The obligations of each of the Lenders in this Section 8.07 shall survive the payment of all of the Obligations hereunder.


SECTION 8.08.  Administrative Agent in its Individual Capacity.

Fleet and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory or other business with, the Borrower and its Subsidiaries and Affiliates as though Fleet were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders or other Agents. With respect to its Loans and its participations in Letters of Credit, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or the Issuing Lender; and the terms "Lender" and "Lenders" shall include Fleet, acting in its individual capacity as a Lender hereunder.


SECTION 8.09.  Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon not less than thirty (30) days' prior written notice to the Lenders and the Borrower, such notice to specify the effective date of resignation. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders and the Issuing Lender, which successor agent shall be subject to the approval of the Borrower if no Event of Default is continuing, such approval not to be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, and subject to the approval of the Borrower if no Event of Default is continuing, such approval not to be unreasonably withheld or delayed, a successor agent from among the Lenders or any Lender Affiliate. Any successor Administrative Agent appointed under this Section 8.09 shall be a commercial bank organized under the laws of the United States or any State thereof, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent; and the term "Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII and
Section 10.03 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the effective date of resignation specified in the retiring Administrative Agent's written notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective upon the effective date of resignation so specified, and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.


SECTION 8.10.  Other Agents.

None of the Co-Syndication Agents, in such capacity, the Documentation Agent, in such capacity, or the Lead Arranger, in such capacity, shall have any duties or responsibilities, or shall incur any obligations or liabilities, under this Agreement or any of the other Loan Documents. Each Lender acknowledges that it has not relied, and will not rely, on the Co-Syndication Agents, Documentation Agent or the Lead Arranger in deciding to enter into this Agreement or in making any Credit Extensions hereunder.

                                   ARTICLE IX
                                   ----------

                     CHANGE IN CIRCUMSTANCES; COMPENSATION;
                         INCREASE IN TOTAL COMMITMENT


SECTION 9.01.  Basis for Determining Interest Rate Inadequate or Unfair.

If on or prior to the first day of any Interest Period:

     (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

     (b) the Required Lenders advise the Administrative Agent that the London Interbank Offered Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon: (i) the obligations of the Lender to make the Euro-Dollar Loans specified in such notice shall be suspended; and (ii) the obligations of the Lenders to make the Euro-Dollar Loans specified in such notice shall continue to be suspended until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such borrowing shall instead be made as a Base Rate Borrowing.


SECTION 9.02.  Illegality.

If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 9.02, such Lender shall designate a different Lending Office if such designation will avoid the need forgiving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately convert the then outstanding principal amount of each Euro-Dollar Loan of such

Lender into a Base Rate Loan pursuant to Section 2.14. Concurrently with such conversion, the Borrower shall pay the accrued interest on such Euro-Dollar Loan and any amount due such Lender pursuant to Section 9.05(a).


SECTION 9.03.  Increased Cost and Reduced Return.

     (a) If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

          (i) shall subject any Lender or the Issuing Lender (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes, Letters of Credit or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office); or

          (iii) shall impose on any Lender or the Issuing Lender (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes, its Letters of Credit or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement, its Notes or its Letters of Credit with respect thereto, by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such increased cost or reduction.

     (b) If any Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within

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

fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 9.03 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 9.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     (d) The provisions of this Section 9.03 shall be applicable with respect to any Assignee and any calculations required by such provisions shall be made based upon the circumstances of such Assignee.

     (e) The Borrower shall not be liable to any Lender or the Administrative Agent for costs incurred pursuant to Section 9.03(a) and (b) more than two hundred seventy (270) days prior to receipt by the Borrower of such demand for payment from such Lender or, as the case may be, the Administrative Agent, unless such costs were incurred prior to such two hundred seventy (270) day period as a result of such present or future applicable law being retroactive to a date which occurred prior to such two hundred seventy (270) day period and such Lender or, as the case may be, the Administrative Agent, has given notice to the Borrower of the effectiveness of such law within two hundred seventy
(270) days after the effective date thereof.


SECTION 9.04.  Base Rate Loans Substituted for Euro-Dollar Loans.

If (a) the obligation of any Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 9.02 or (b) any Lender has demanded compensation under Section 9.03, and the Borrower shall, by at least five (5) Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 9.04 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (i) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (ii) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.
In the event that the Borrower shall elect that the provisions of this Section
9.04 shall apply to any Lender, the Borrower shall remain liable for, and shall pay to such Lender as provided herein, all amounts due such Lender under
Section 9.03 in respect of the period preceding the date of conversion of such Lender's Loans resulting from the Borrower's election.


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SECTION 9.05.  Compensation.

pon the request of any Lender, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of

     (a) any payment or prepayment (pursuant to Section 2.09, Section 2.10 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan;

     (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

     (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the London Interbank Offered Rate applicable to such Euro-Dollar Loan over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.


SECTION 9.06.  Increase in Total Commitment.

     (a) At any time prior to 5:00 p.m. (Boston, Massachusetts time) on the tenth (10th) Business Day prior to the third anniversary of the Effective Date, the Borrower may request on no more than three occasions that the Total Commitment be increased, without the consent of the Required Lenders, by an amount up to $100,000,000 to be provided to the Borrower hereunder; provided, that, the Total Commitment, determined after giving effect to such increase in the Total Commitment, shall not at any time exceed $250,000,000. The Borrower's request shall be made in writing (a "Commitment Increase Notice") and delivered to the Administrative Agent at least ten (10) Business Days prior to the proposed effective date of the increase in Total Commitment and shall specify the amount of the proposed increase in Total Commitment and the proposed effective date for such increase in Total Commitment, which proposed effective date must be prior to the third anniversary of the Effective Date.
In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase. No Lender, by virtue of its being a party hereto, shall have any obligation of any kind to provide such commitments, and each Lender may determine with sole, absolute and complete discretion whether to provide such commitments. On or prior to a date that is five (5) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Administrative Agent a notice indicating the

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

maximum amount by which it is willing to increase its Commitments in connection with such Commitment Increase Notice (any such notice to the Administrative Agent being herein a "Lender Increase Notice"). Any Lender which does not submit a Lender Increase Notice to the Administrative Agent prior to the expiration of such five (5) Business Day period shall be deemed to have denied any increase in its Commitments. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Borrower in the Commitment Increase Notice, the Administrative Agent shall have the right, in consultation with the Borrower, to allocate the amount of increases necessary to meet the Borrower's Commitment Increase Notice. In the event that the Lender Increase Notices are less than the amount requested by the Borrower, no later than three (3) Business Days prior to the proposed effective date the Borrower may notify the Administrative Agent of any Eligible Assignee that shall have agreed to become a "Lender" party hereto (an "Acceding Lender") in connection with the Commitment Increase Notice. Any Acceding Lender shall be approved of by the Administrative Agent, which approval shall not be unreasonably withheld. If the Borrower shall not have arranged any Acceding Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Borrower shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices; provided, however, that the Borrower may at its option withdraw such Commitment Increase Notice, in which case such Commitment Increase Notice shall not count toward the limit of three provided in the first sentence of this paragraph (a). Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Acceding Lender, if applicable, the Administrative Agent shall notify the Borrower and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Acceding Lender's Commitment (the "Effective Commitment Amount") and the amount of the Total Commitment, which amounts shall be effective on the following Business Day subject to the conditions set forth herein. Any increase in the Total Commitment under this Agreement shall be subject to the following conditions precedent: (i) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Total Commitment under this Agreement, all representations and warranties shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date); (ii) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Total Commitment under this Agreement, no event shall have occurred and then be continuing which constitutes a Default or Event of Default under the Agreement and all other conditions precedent to a Credit Extension specified in Section 4.02 shall be satisfied; (iii) the Borrower, the Administrative Agent and each Acceding Lender which shall have agreed to provide a "Commitment" in support of such increase in the Total Commitment under this Agreement, shall have executed and delivered an "Instrument of Accession" in a form reasonably acceptable to the Administrative Agent; (iv) counsel for the Borrower shall have provided to the Administrative Agent a supplemental opinion in form and substance reasonably satisfactory to the Administrative Agent; and (v) the Borrower and the Acceding Lender(s) shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such increase. Upon satisfaction of the conditions precedent to any increase in the Total Commitment under this Agreement, the Administrative Agent shall promptly advise the Borrower and each Lender of the effective date of such increase. Upon the effective date of any increase in the Total Commitment

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

under this Agreement that is supported by an Acceding Lender, such Acceding Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. In addition, on the effective date, the Administrative Agent shall replace the existing Schedule II attached hereto with the revised Schedule II reflecting such new Total Commitment and each Lender's Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitments hereunder.

     (b) For purposes of this clause (b), (i) the term "Buying Lender(s)" shall mean (A) each Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the Total Commitment under this Agreement and (B) each Acceding Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice and (ii) the term "Selling Lender(s)" shall mean each Lender whose Commitment under this Agreement is not being increased from that in effect prior to such increase in the Total Commitment under this Agreement as the case may be. Effective on the effective date of any increase in the Total Commitment under this Agreement pursuant to clause (a) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Loans in the respective amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Loans shall equal such Selling Lender's pro rata share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans under this Agreement as applicable. Effective on the effective date of any increase in the Total Commitment under this Agreement pursuant to clause
(a) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans purchased hereby shall equal the respective amount necessary so that, from and after such payments, each Buying Lender's outstanding Loans shall equal such Buying Lender's pro rata share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans under this Agreement. Such amount shall be payable on the effective date of the increase in the Total Commitment under this Agreement by wire transfer of immediately available funds to the Administrative Agent. The Administrative Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interests in such Loans, except for participations which will be extinguished upon payment to the Selling Lender of any amount equal to the portion of the outstanding Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for such Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Instrument of Accession with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Administrative Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Borrower hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities


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incurred by each Lender in connection with the sale and assignment of any
Euro-Dollar Rate Loans hereunder on the terms and in the manner set forth in
Section 9.05 hereof.


SECTION 9.07.  Replacement of Lenders.

If any Lender (an "Affected Lender") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 2.11(c) or Section 9.03, the Borrower may within ninety (90) days of receipt of such demand (or the occurrence of such other event causing the Borrower to be required to pay such compensation) by notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Lender (a) request the Affected Lender to cooperate with the Borrower in obtaining a replacement Lender which is an Eligible Assignee satisfactory to the Administrative Agent and the Borrower (the "Replacement Lender"); (b) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitment as provided herein, but none of such Lenders shall be under an obligation to do so; or (c) designate a Replacement Lender approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitment, then such Affected Lender shall assign, in accordance with Section10.07, all of its Commitment, Loans, participations in Letter of Credit Borrowings, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (i) such assignment shall be evidenced by an Assignment and Acceptance, and (ii) prior to any such assignment, the Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under Section 2.11(c) and Section 9.03. Upon the effective date of such assignment, the Borrower shall issue replacement Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS

SECTION 10.01.  Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on Schedule I or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecopy is transmitted to the telecopy number specified on Schedule I and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (b) if given by mail, three (3) Business Days after such

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communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (c) if given by any other means, when delivered at the address specified on Schedule I; provided, that notices to the Administrative Agent and notices to the Issuing Lender under Article III shall not be effective until actually received.


SECTION 10.02.  No Waivers.

No failure or delay by the Administrative Agent, Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


SECTION 10.03. Costs and Expenses; Indemnification.

The Borrower shall, whether or not any of the transactions contemplated by this Agreement or any of the other Loan Documents shall be consummated:

     (a) pay or reimburse, on demand, all reasonable costs and expenses incurred or sustained by the Administrative Agent from time to time in connection with the development, preparation, delivery or syndication of the Commitments under, or execution and delivery of, or any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any of the other Loan Documents, or any of the other Instruments or documents prepared in connection herewith or therewith, or the consummation of any of the transactions contemplated hereby or thereby, including the Attorney Costs incurred or sustained by the Administrative Agent in connection therewith or with respect thereto; and

     (b) pay or reimburse each of the Lenders, the Issuing Lender and the Administrative Agent, on demand, for all reasonable costs and expenses incurred or sustained by them from time to time in connection with the enforcement, attempted enforcement or preservation of any rights or remedies (including in connection with any "workout" or restructuring relating to the Loans or any of the Obligations, and including in connection with any Insolvency Proceedings involving the Borrower or any of its Subsidiaries) under this Agreement, any of the other Loan Documents or any of such other Instruments or documents, including Attorney Costs and all of the reasonable fees, costs and expenses of any consultants incurred by the Administrative Agent or by any of the Lenders; and

     (c) pay or reimburse the Administrative Agent and the Issuing Lender, on demand, for all reasonable appraisal (including, without duplication, the allocated cost of internal appraisal services), audit, environmental inspection and review (including, without duplication, the allocated costs of such internal services), search and filing fees, costs and expenses, incurred or sustained by the Administrative Agent from time to time in connection with any of the matters referred to under paragraphs (a) or (b) of this Section 10.03; and



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     (d)  whether or not any of the transactions contemplated by this Agreement or any of the other Loan Documents shall be consummated, the Borrower shall, on demand, pay, indemnify and hold each of the Lenders, the Issuing Lender, the Administrative Agent and each of their respective officers, directors, other Affiliates, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to each of (i) any investigation, litigation or proceeding (including any Insolvency Proceedings involving the Borrower or any of its Subsidiaries) related to this Agreement or any of the other Loan Documents, Credit Extensions, or the use of any of the proceeds thereof, whether or not any Indemnified Person is a party thereto, and (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Property owned or at any time operated by the Borrower or by any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location by the Borrower or any of its Subsidiaries, whether or not owned or operated by the Borrower or any of its Subsidiaries, the noncompliance of any such Property with Environmental Laws (including applicable permits thereunder) applicable to any such Property, or any Environmental Liabilities asserted against the Borrower, any of its Subsidiaries or any Property owned or at any time operated by the Borrower or any of its Subsidiaries (all the foregoing described in clauses (i) and (ii) above, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall not have an obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent determined by a final non-appealable judgment that such Indemnified Liability resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section
10.03 shall survive payment of all of the other Obligations.


SECTION 10.04.  Set-Offs; Sharing of Set-Offs.

     (a) In addition to any other rights and remedies of the Lenders provided by law, if any Event of Default shall be continuing, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being irrevocably waived by the Borrower to the fullest extent permitted by law, to set off and apply, to the fullest extent permitted by Applicable Law, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or at any time hereafter created, arising or existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give any such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.04(a) are in addition to all of the other rights and remedies (including other rights of set-off) which such Lender may have.

     (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes and

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Letter of Credit Obligations held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Notes and Letter of Credit Obligations held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes and Letter of Credit Obligations held by the other Lenders owing to such other Lenders, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes and Letter of Credit Obligations held by the Lenders owing to such other Lenders shall be shared by the Lenders pro rata; provided, that (i) nothing in this
Section 10.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes and the Letter of Credit Obligations, and (ii) if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (A) the amount of such other Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.


SECTION 10.05.  Consents, Amendments, Waivers, Etc.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

     (a) without the written consent of the Borrower and each Lender directly affected thereby:

          (i) reduce or forgive the principal amount of any Loans or Letter of Credit Obligations, or reduce the rate of interest on the Notes or the amount of any Fees payable to such Lender (other than interest accruing pursuant to Section 2.05(e) following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

          (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment; and


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          (iii)  postpone or extend the Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or the Letter of Credit Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the Default Rate pursuant to Section 2.05(e), and (B) any vote to rescind any acceleration made pursuant to Article VII of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders);

     (b) without the written consent of all of the Lenders, amend or waive this Section 10.05 or the definition of Required Lenders;

     (c)  without the written consent of the Issuing Lender, amend or waive
Article III, the amount or time of payment of Letter of Credit Fees payable for the Issuing Lender's account or any other provision applicable to the Issuing Lender; and

     (d) without the written consent of the Agents and the Issuing Lender, amend or waive Article VIII.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender or the Administrative Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.


SECTION 10.06.  Margin Stock Collateral.

Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.


SECTION 10.07.  Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement, without the written consent of the Lenders and Administrative Agent.

     (b) Any Lender may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan or Letter of Credit Obligations owing to such Lender, any Note held by such Lender, any Commitment hereunder or any other interest or obligation of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower, Issuing Lender and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to

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take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) postpone any date fixed for the payment of principal of or interest on the related Loans or Letter of Credit Obligations, (ii) reduce the amount of any principal, interest (except as provided in Section 2.05(e) or Fees due on any date fixed for the payment thereof with respect to the related Loans or Letter of Credit Obligations, (iii) reduce the principal of the related Loans or Letter of Credit Obligations or, (iv) any decrease in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) Fees is payable hereunder from the rate at which the Participant is entitled to receive interest or Fees (as the case may be) in respect of such participation. Each Lender selling a participating interest in any Loan, Note, Commitment, Letter of Credit Obligation or other interest under this Agreement shall, within ten (10) Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article IX with respect to its participation in Loans outstanding from time to time.

     (c) Any Lender may at any time assign to one or more Lenders or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit C, executed by such Assignee, such transferor Lender and the Administrative Agent (and, in the case of (i) an Assignee that is not then a Lender or an Affiliate of a Lender; and (ii) an assignment not made during the existence of an Event of Default, by the Borrower); provided, that, (i) the minimum amount of any such assignment shall be $2,500,000 or any multiple of $500,000, (ii) no interest may be sold by a Lender pursuant to this paragraph (c) to any Assignee that is not then a Lender or an Affiliate of a Lender without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of an Event of Default; and (iii) no interest may be sold by a Lender pursuant to this paragraph (c) to any Assignee that is not then a Lender or an Affiliate of a Lender, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that, although the Administrative Agent's consent may not be necessary with respect to an Assignee that is then a Lender or an Affiliate of a Lender, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied. Upon (i) execution of the Assignment and Acceptance by such transferor Lender, such Assignee, the Administrative Agent and (if applicable) the Borrower, (ii) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent,
(iii) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, and
(iv) payment by the assigning Lender of a processing and recordation fee of $3,500 to the Administrative Agent, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor

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Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to each of such Assignee and such transferor Lender.

     (d) Subject to the provisions of Section 10.08, the Borrower authorizes each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation prior to entering into this Agreement.

     (e)  No Transferee shall be entitled to receive any greater payment under
Section 9.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Sections
9.02 or Section 9.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
(f) Anything in this Section 10.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loans and/or Obligations owing to it to any Federal Reserve Lender or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve Bank and Operating Circular issued by such Federal Reserve Bank, provided, that any payment in respect of such assigned Loans and/or Obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or Obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.


SECTION 10.08.  Confidentiality.

Each Lender agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Administrative Agent, Issuing Lender, any Lender or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel, Affiliates and independent auditors and (h) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 10.08.

SECTION 10.09.  Representation by Lenders.

Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 10.07, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.


SECTION 10.10.  Obligations Several.

The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitments of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.


SECTION 10.11.  Survival of Certain Obligations.

Section 2.11(c), Section 9.03(a) and (b), Section 9.05 and Section 10.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans and Letter of Credit Obligations. The agreements of the Borrower set forth in the Fee Letters shall survive the execution and delivery of this Agreement and the making of each Credit Extension.


SECTION 10.12.  Severability.

 In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.


SECTION 10.13.  Marshalling; Payments Set Aside.

Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes any payment or payments to the Administrative Agent, Lenders, or the Issuing Lender (or to the Administrative Agent for the benefit of Lenders or the Issuing Lender), or the Administrative Agent, the Lenders or the Issuing Lender enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.


SECTION 10.14.  Interest and Fees.

 In no event shall the amount of interest and Fees due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Lender by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith.
It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.


SECTION 10.15.  Interpretation.

No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.


SECTION 10.16.  WAIVER OF JURY TRIAL.

THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION
10.16 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.


SECTION 10.17.  JURISDICTION.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION,

INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.


SECTION 10.18.  GOVERNING LAW.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN GENERAL OBLIGATIONS LAW
SECTION 5-1401 AND SECTION 5-1402).


SECTION 10.19.  Counterparts.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.


SECTION 10.20. Entire Agreement, Etc. This Agreement and the other Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 10.05.


[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

MEREDITH CORPORATION

By:  /s/ Thomas J. Ferree
Name:  Thomas J. Ferree
Title:  Controller

----------
FLEET NATIONAL BANK, as a Lender, Administrative Agent and Issuing Lender

By:  /s/ Manuel Burgueno
Name:  Manuel Burgueno
Title:  Director

----------
BANK ONE, NA, as a Lender and Co-Syndication Agent

By:  /s/ Curtis R. Worthington
Name:  Curtis R. Worthington
Title:  Associate Director

----------
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and Co-Syndication Agent

By:  /s/ Pete R. Martinets
Name:  Pete R. Martinets
Title:  Vice President


By:  /s/ Melissa Nachman
Name:  Melissa Nachman
Title:  Vice President

----------
SUNTRUST BANK, as a Lender and Documentation Agent

By:  /s/ Thomas C. Palmer
Name:  Thomas C. Palmer
Title:  Managing Director

----------
THE BANK OF NEW YORK, as a Lender

By:  /s/ Kristen Talaber
Name:  Kristen Talaber
Title:  Vice President

----------
THE NORTHERN TRUST COMPANY, as a Lender

By:  /s/ Mark Taylor
Name:  Mark Taylor
Title:  Vice President

LIST OF SCHEDULES AND EXHIBITS
------------------------------
(Schedules and Exhibits to this credit agreement are not included in this filing.)


LIST OF SCHEDULES AND EXHIBITS TO THE FOREGOING CREDIT AGREEMENT, DATED AS OF APRIL 5, 2002, AMONG MEREDITH CORPORATION, AS THE BORROWER, THE LENDERS FROM TIME TO TIME PARTY THERETO, FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT, BANK ONE, NA, AS CO-SYNDICATION AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS CO-SYNDICATION AGENT, AND SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, AS DOCUMENTATION AGENT


SCHEDULE       DESCRIPTION
--------       -----------
SCHEDULE I     LENDING OFFICES/NOTICE ADDRESSES
SCHEDULE II    COMMITMENTS OF LENDERS
SCHEDULE III   DISCLOSURE SCHEDULE


EXHIBIT        DESCRIPTION
-------        -----------
EXHIBIT A      FORM OF NOTE
EXHIBIT B      FORM OF NOTICE OF BORROWING
EXHIBIT C      FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D      FORM OF COMPLIANCE CERTIFICATE
EXHIBIT E      FORM OF CLOSING CERTIFICATE OF THE BORROWER
EXHIBIT F      FORM OF SECRETARY'S CERTIFICATE OF THE BORROWER
EXHIBIT G      FORM OF LEGAL OPINION OF GENERAL COUNSEL FOR THE BORROWER
EXHIBIT H      FORM OF LEGAL OPINION OF SPECIAL COUNSEL TO THE BORROWER